                                                                  EXHIBIT (b)(1)

                      GENERAL ELECTRIC CAPITAL CORPORATION
                        800 CONNECTICUT AVENUE, TWO NORTH
                           NORWALK, CONNECTICUT 06854

August 29, 2003

The Bon-Ton Stores, Inc.
2801 E. Market Street
P.O. Box 2801
York, PA 17405

Attn: James H. Baireuther

Re: Commitment Letter

Ladies and Gentlemen:

You have advised General Electric Capital Corporation ("GE Capital" or "Agent") that The Bon-Ton Stores, Inc., a Pennsylvania corporation ("Parent"), and a newly organized Ohio corporation ("Acquisition Co."), which is a direct, wholly owned subsidiary of The Bon-Ton Department Stores, Inc. ("Bon-Ton"), may enter into a merger agreement, in form and substance reasonably satisfactory to us (the "Merger Agreement") (it being acknowledged that the draft dated August 29, 2003 previously delivered to us will be satisfactory to us, subject to our reasonable approval of the disclosure schedules), with The Elder-Beerman Stores Corp., an Ohio corporation ("Elder-Beerman"), pursuant to which Acquisition Co. will (i) make a cash tender offer ("Tender Offer") for up to 100% of the issued and outstanding shares of common stock, no par value (the "Shares"), of Elder-Beerman at a price not to exceed $7.00 per Share and (ii) be merged with and into Elder-Beerman, with Elder-Beerman being the surviving corporation (the "Merger"), as soon as practicable after the completion and consummation of the Tender Offer and in any event within three (3) business days after the date on which Acquisition Co. acquires a sufficient number of Shares to cause the Merger to be effected without a vote of the shareholders of Elder-Beerman (the "Short Form Merger Threshold"). The Tender Offer and the Merger are herein referred to as the "Acquisition". The Acquisition will be approved by the board of directors of each of Parent and Elder-Beerman and such approval shall not have been withdrawn or qualified in a manner adverse to Parent or the Lenders (as defined in the Term Sheets referred to below). The Tender Offer will be conditioned upon the receipt of at least two-thirds of the total number of Shares outstanding on a "fully diluted basis" (on a "fully-diluted basis" meaning the number of Shares then issued and outstanding plus all Shares which the Company may be required to issue as of such date pursuant to options, deferred shares, warrants, rights, convertible or exchangeable securities or similar obligations then outstanding, whether or not then vested or exercisable) (the "Minimum Shares"). The Merger Agreement will, among other things, provide that each shareholder of Elder-Beerman (other than Acquisition Co. and

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The Bon-Ton Stores, Inc.
August 29, 2003

Parent and other than shareholders who have perfected appraisal rights) who has not participated in the Tender Offer will, upon consummation of the Merger, receive a cash merger price per Share equal to $7.00. You have further advised us that it is your intention so long as the Minimum Shares are tendered (and the conditions precedent to the purchase of such Shares in the Merger Agreement are satisfied), to purchase the Shares tendered on the expiration of the Tender Offer period (the "Initial Offer Period").

We understand that in the event that the Short Form Merger Threshold is not obtained simultaneously with the Minimum Shares (a) in order to finance the Tender Offer, certain related fees and expenses and to refinance certain of its outstanding indebtedness, Bon-Ton and certain of its subsidiaries (including The Bon-Ton Stores of Lancaster, Inc. ("Lancaster")) will require a senior secured credit facility of up to $203,000,000 comprised of (i) a $150,000,000 revolving credit facility, (ii) a $15,000,000 term loan B facility and (iii) a $38,000,000 term loan C facility (collectively, the "Tender Facility") and (b) to refinance certain indebtedness of Elder-Beerman, Elder-Beerman will require a senior secured revolving credit facility of up to $75,000,000 (the "Target Facility"). You have further advised us that upon the consummation of the Merger (and in order to refinance the Tender Facility and the Target Facility if the Minimum Shares are purchased but the Short Form Merger Threshold is not obtained), Bon-Ton, Lancaster and Elder-Beerman will require a senior secured credit facility of up to $325,000,000 comprised of (a) a $300,000,000 revolving credit facility (which will include a letter of credit subfacility of up to $50,000,000) and (b) a $25,000,000 term loan B (collectively, the "Permanent Facility" and together with the Tender Facility and the Target Facility, each a "Facility" and collectively, the "Facilities"). We understand that no external financing will be required in connection with the Acquisition other than (i) as reflected in the Tender Facility Term Sheet attached hereto as Exhibit A (the "Tender Facility Term Sheet"), the Target Facility Term Sheet attached hereto as Exhibit B (the "Target Facility Term Sheet") and the Permanent Facility Term Sheet attached hereto as Exhibit C (the "Permanent Facility Term Sheet," and together with the Tender Facility Term Sheet and the Target Facility Term Sheet, each a "Term Sheet" and collectively, the "Term Sheets", and together with this letter, this "Commitment Letter") and (ii) (A) amendments to the "Securitization Documents" (the "Existing BT Securitization Documents") as defined in that certain Amended and Restated Credit Agreement dated as of May 21, 2003, among Bon-Ton, Lancaster, the lenders party thereto and GE Capital, as administrative agent (the "Existing Credit Agreement") or a new securitization facility (the "New BT Securitization Documents"), which New BT Securitization Documents will be effective on the date on which Acquisition Co. acquires the Minimum Shares and (B) a waiver of the "change of control" (the "EB Securitization Amendment" and together with the New BT Securitization Documents, the "New Securitization Documents") under the "Securitization Documents" (the "Existing EB Securitization Documents"), as defined in that certain Amended and Restated Credit Agreement dated as of July 9, 2002 among Elder-Beerman, the Lenders party thereto, Citibank, N.A., as Issuer, and Citicorp USA, Inc., as agent and swing loan bank, which EB Securitization Amendment will be effective from the date of acquisition of the Minimum Shares by Acquisition Co. through the date of the Merger. As used in this Commitment Letter, the term "Transactions" means (i) the Tender Offer and the Merger, (ii) the execution, delivery and performance of the definitive documentation evidencing the Tender Facility, the Target Facility and/or the Permanent Facility, as the case may be (including, without limitation, the borrowing of any loans thereunder, the incurrence of any obligations in respect of letters of credit and the granting of

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The Bon-Ton Stores, Inc.
August 29, 2003

liens on the Collateral with the priority contemplated by this Commitment Letter), and (iii) the other transactions contemplated by this Commitment Letter (including the New Securitization Documents).

Based on our understanding of the Transactions and the information which you have provided to us to date, GE Capital is pleased to offer to commit to provide
(i) the entire amount of the Tender Facility, (ii) the entire amount of the Target Facility and (iii) the entire amount of the Permanent Facility, in each case on the terms and conditions set forth herein and described in the Tender Facility Term Sheet, the Target Facility Term Sheet and the Permanent Facility Term Sheet, as the case may be, and in the letter agreement of even date herewith from GE Capital to you providing for the payment of certain fees and consideration relating to the Facilities (the "Fee Letter").

GE Capital's commitments hereunder and agreement to perform the services described herein are subject to (i) our not having discovered or otherwise become aware of any information not previously disclosed to us that we believe to be inconsistent in a material and adverse manner with the information provided to us prior to the date hereof regarding the business, assets, financial condition or results of operations of either Parent and its subsidiaries, taken as a whole, or Elder-Beerman and its subsidiaries, taken as a whole, (ii) our satisfaction that, prior to and during the syndication of the Facilities, there shall be no competing issues of debt securities or commercial bank or other credit facilities of Parent, Elder-Beerman or their respective subsidiaries being offered, placed or arranged relating to the Transactions (other than the New Securitization Documents) and (iii) the other conditions set forth in the Term Sheets.

Upon acceptance of this Commitment Letter, GECC Capital Markets Group, Inc. ("GECMG") will initiate discussions with potential Lenders relating to the syndication of the Facilities. It is expressly understood by you that GE Capital, through GECMG, intends to syndicate the Facilities to allow GE Capital to sell down the Facilities to its desired hold position. You will agree to a syndication timetable that allows for the primary syndication of the Facilities prior to the closing thereof. GE Capital's commitment hereunder is expressly subject to the immediately preceding sentences; however, the success of the syndication will not be a condition precedent to the closing of the relevant Facilities.

GECMG will syndicate the Transactions with the assistance of Borrower. Such assistance shall include, but not be limited to (i) prompt assistance in the preparation of the information memorandum and the verification of the completeness and accuracy of the information contained therein; (ii) preparation of offering materials and projections by you and your advisors taking into account the proposed Transactions and Facilities; (iii) providing GECMG with all information reasonably deemed necessary by GECMG to successfully complete the syndication; (iv) confirmation as to the accuracy and completeness of such offering materials, information and projections; (v) participation of your senior management in meetings and conference calls with potential Lenders at such times and places as GECMG may reasonably request; and (vi) using reasonable best efforts to ensure that the syndication efforts benefit from your existing lending relationships. It is understood that, GECMG and GE Capital intend to request that the lenders party to the Existing Credit Agreement participate in the Facilities. In the event that Requisite Lenders (as defined in the Existing Credit Agreement) commit to provide the

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The Bon-Ton Stores, Inc.
August 29, 2003

Facilities, the definitive documentation for the Tender Facility and/or the Permanent Facility may take the form of an amendment and restatement of the Existing Credit Agreement as to one or more of such Facilities or any of the loans thereunder.

GECMG may provide to industry trade organizations information with respect to the Facilities that is necessary and customary for inclusion in league table measurements.

You agree that GECMG will act as the sole syndication agent for the Facilities and that no additional agents, co-agents or arrangers will be appointed, or other titles conferred, without GECMG's consent. You agree that no Lender will receive any compensation of any kind for its participation in the Facilities, except as expressly provided for in this Commitment Letter or the Fee Letter.

To ensure an orderly and effective syndication of the Facilities, you agree that until the termination of the syndication, as determined by GECMG, you will not and will not permit any of your affiliates to (and, from and after the execution of the Merger Agreement, Elder-Beerman will not and will not permit any of its affiliates to), syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication of or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security (including any renewals thereof), without the prior written consent of GECMG (other than the New Securitization Documents).

This Commitment Letter is being provided to you on the condition that, except as required by law, neither it, the Fee Letter, the Prior Letter (as defined below), nor their contents will be disclosed publicly or privately except (i) to those individuals who are your directors, officers, employees or advisors who have a need to know of them as a result of their being specifically involved in the Transactions under consideration and then only on the condition that such matters may not be further disclosed, (ii) to Elder-Beerman and its directors, officers, employees and advisors or (iii) as may be compelled to be disclosed in a judicial or administrative proceeding or as otherwise required by law; provided that upon your acceptance of this Commitment Letter in accordance with the terms hereof you may disclose this Commitment Letter (or the terms or substance hereof) but not the Fee Letter (nor the terms or substance thereof) in any Schedule TO filed with the Securities Exchange Commission and in any offer to purchase sent to the holders of the Shares. No person, other than the parties signatory hereto, is entitled to rely upon this Commitment Letter or any of its contents. We agree that we will maintain any information delivered to us by you or your advisors and identified as confidential in accordance with Section 11.8 of the Existing Credit Agreement. No person shall, except as required by law, use the name of, or refer to, GE Capital, or any of its affiliates, in any correspondence, discussions, press release, advertisement or disclosure made in connection with the Transactions without the prior written consent of GE Capital. Notwithstanding anything to the contrary set forth in this Commitment Letter, the Fee Letter, the Prior Letter or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the Facilities and the Transactions, shall not apply to the federal tax structure or federal tax treatment of the Transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the


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The Bon-Ton Stores, Inc.
August 29, 2003

Transactions. The preceding sentence is intended to cause the Transactions not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the Transactions or any tax matter or tax idea related to the Transactions.

Regardless of whether the commitment herein is terminated or the Transactions or the Facilities close, you agree to pay upon demand to GE Capital all out-of-pocket expenses ("Transaction Expenses") which may be incurred by GE Capital or GECMG in connection with the Facilities or the Transactions (including all reasonable legal, environmental, and other consultant costs and fees incurred in the preparation of this Commitment Letter, the Fee Letter, the Prior Letter, and evaluation of and documenting of the Facilities and the Transactions). By countersignature below, you agree that GE Capital may charge any and all Transaction Expenses to the Existing Credit Facility. Regardless of whether the commitment herein is terminated or the Transactions or the Facilities close, you shall indemnify and hold harmless each of GE Capital, GECMG, the Lenders, their respective affiliates, and the directors, officers, employees, agents, attorneys and representatives of any of them (each, an "Indemnified Person"), from and against all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, but not limited to, attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal), which may be instituted or asserted against or incurred by any such Indemnified Person in connection with, or arising out of, this Commitment Letter, the Fee Letter, the Prior Letter, the Facilities or the Transactions under consideration, the documentation related thereto, any other financing related thereto, any actions or failures to act in connection therewith, and any and all environmental liabilities and legal costs and expenses arising out of or incurred in connection with any disputes between or among any parties to any of the foregoing, and any investigation, litigation, or proceeding related to any such matters. Notwithstanding the preceding sentence, indemnitors shall not be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's gross negligence, willful misconduct or material breach of this Commitment Letter, as finally determined by a court of competent jurisdiction. Under no circumstances shall GE Capital, GECMG, you or any of their or your respective affiliates be liable to you or any other person for any punitive, exemplary, consequential or indirect damages which may be alleged in connection with this Commitment Letter, the Fee Letter, the Prior Letter, the Transactions, the Facilities, the documentation related thereto or any other financing, regardless of whether the commitment herein is terminated or the Transactions or the Facilities close.

EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS COMMITMENT LETTER, THE FEE LETTER, THE PRIOR LETTER, ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HERETO CONSENTS AND AGREES THAT THE

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The Bon-Ton Stores, Inc.
August 29, 2003

STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES HERETO PERTAINING TO THIS COMMITMENT LETTER, THE FEE LETTER, THE PRIOR LETTER, THE FACILITIES OR THE TRANSACTIONS UNDER CONSIDERATION, ANY OTHER FINANCING RELATED THERETO, AND ANY INVESTIGATION, LITIGATION, OR PROCEEDING RELATED TO OR ARISING OUT OF ANY SUCH MATTERS, PROVIDED, THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT (INCLUDING AN APPELLATE COURT) LOCATED OUTSIDE OF SUCH JURISDICTION. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND HEREBY WAIVES ANY OBJECTION, WHICH SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR INCONVENIENT FORUM.

This Commitment Letter and the Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter or the Fee Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart. By signing this Commitment Letter, Parent, Bon-Ton, Lancaster and GE Capital acknowledge that this Commitment Letter supersedes any and all discussions and understandings, written or oral, between or among GE Capital and any other person as to the subject matter hereof, including, without limitation, any prior commitment letters and the letter of interest dated July 30, 2003, between GE Capital Commercial Finance, Inc. and Bon-Ton (collectively, the "Prior Letter"). No amendments, waivers or modifications of this Commitment Letter or any of its contents shall be effective unless expressly set forth in writing and executed by Parent, Bon-Ton, Lancaster and Agent. This Commitment Letter is governed by and shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed in that state. The compensation, reimbursement, indemnification, confidentiality and syndication provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or GE Capital's commitment hereunder.

This Commitment Letter shall be of no force and effect unless and until (i) this Commitment Letter and the Fee Letter are each executed and delivered to the undersigned at GE Capital on or before 5:00 p.m. on September 8, 2003 at 800 Connecticut Avenue, Two North, Norwalk, CT 06854 and (ii) such delivery is accompanied by payment of any fee, deposits or other amounts due and payable to GE Capital as provided in the Fee Letter. Once effective, GE Capital's commitment to provide financing in accordance with the terms of this Commitment Letter shall cease if the Transactions do not close and the Tender Facility and Target Facility or the Permanent Facility are not funded for any reason, on or before November 5, 2003 and, notwithstanding any further discussions, negotiations or other actions taken after such date, neither GE Capital nor any of its affiliates shall have any liability (other than solely as a result of a material breach of this Commitment Letter by us) to any person in connection with its refusal to fund the Facilities or any portion thereof after such date.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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The Bon-Ton Stores, Inc.
August 29, 2003

We look forward to continuing to work with you toward completing this transaction.

Our business is helping yours.

                                             Sincerely,

                                             GENERAL ELECTRIC CAPITAL
                                             CORPORATION

                                             By:   /s/ Chris Chioslo
                                                --------------------------------
                                                   Its Duly Authorized Signatory

AGREED AND ACCEPTED THIS
29th DAY OF September, 2003

THE BON-TON STORES, INC.

By:  /s/ James H. Baireuther
   -------------------------
Its: Vice Chairman

THE BON-TON DEPARTMENT STORES, INC.

By:  /s/ James H. Baireuther
   -------------------------
Its: Vice Chairman

THE BON-TON STORES OF LANCASTER, INC.

By:  /s/ James H. Baireuther
   -------------------------
Its: Vice Chairman

                     [SIGNATURE PAGE TO COMMITMENT LETTER]

                                    EXHIBIT A

                                  $203,000,000

                         SENIOR SECURED TENDER FACILITY

                         Summary of Terms and Conditions

The following sets forth the terms and conditions for the Tender Facility that will be available to Bon-Ton, Lancaster and Acquisition Co. in connection with the Tender Offer.

       AGENT:                       GE Capital.

       LEAD ARRANGER:               GECMG.

       BORROWERS:                   Bon-Ton and Lancaster ("Borrowers").

       LENDERS: GE Capital and other lenders acceptable to Agent.

       SUMMARY OF TERMS
       FOR REVOLVER:

       MAXIMUM REVOLVER AMOUNT:     A non-amortizing revolving credit facility
                                    in an aggregate principal amount of up to $150,000,000 for revolving credit advances
                                    (each, an "Advance") (including a letter of credit subfacility of up to $25,000,000)
                                    (the "Revolver"). Letters of credit (each, a
                                    "Letter of Credit") will be issued by GE
                                    Capital and/or one of its affiliates (each such issuer, an "Issuing Bank"), on terms acceptable to Agent and Issuing Bank, and will be guaranteed or otherwise backed by the Revolver Lenders. GE Capital's Revolver commitment may also include a swing line subfacility of up to $15,000,000. Upon the Tender Facility Closing Date (as defined below), all Letters of Credit issued under the Existing Credit Agreement will be deemed to be issued under the Tender Facility.

                                    Loans under the Tender Facility will be
                                    available during the period commencing on the date on which Acquisition Co. accepts for payment the Minimum Shares in the Tender Offer (the "Tender Facility Closing Date") and ending on the Tender Facility Maturity Date (as defined below).

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       TERM:                        The earliest of (a) the date of the Merger,
                                    (b) ninety (90) days after the Tender
                                    Facility Closing Date and (c) January 30,
                                    2004 (the date on which the loans are
                                    repayable, the "Tender Facility Maturity
                                    Date").

       AVAILABILITY:                The sum of (a) up to the lesser of (i) 75%
                                    of Borrowers' eligible inventory valued at the lower of cost (FIFO) or market ("Book
                                    Value"), and (ii) 85% of the net realizable liquidation value of Borrowers' eligible inventory and (b) an amount equal to the lesser of (i) $15,000,000 and (ii) the sum of (x) 40% of the appraised orderly liquidation value of eligible fixtures, machinery and equipment of Borrowers and (y)
                                    50% of the appraised fair market value of certain designated real properties, in each case, less reserves established by Agent in its reasonable credit judgment, but not to exceed the Maximum Revolver Amount.

                                    Agent will retain the right from time to time to establish or modify advance rates, standards of eligibility and reserves against availability, in the exercise of Agent's reasonable credit judgment.

                                    In addition to any other reserves
                                    established by Agent, the following reserves shall be established against availability:
                                    (a) 35% of eligible trade letter of credit obligations; (b) 100% of the face amount of all other letters of credit outstanding; (c) in the event the outstanding amount of the Term Loan B exceeds the lesser of (i) 7.5% of Borrowers' eligible inventory valued at Book Value and (ii) 7.5% of the net realizable liquidation value of eligible inventory, the amount of such excess; and
                                    (d) to the extent that more than the Minimum
                                    Shares but less than the Short Form Merger
                                    Threshold are tendered on the Tender
                                    Facility Closing Date and the Tender Offer is extended (or if there is a subsequent offer period) as to those Shares not tendered, an amount equal to the amount of the Revolver which is necessary to be borrowed to purchase the remaining Shares.

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       SUMMARY OF TERMS FOR TERM
       LOAN B

       MAXIMUM AMOUNT:              $15,000,000 to be advanced on the Tender
                                    Facility Closing Date ("Term Loan B").

       TERM: The Tender Facility Maturity Date. If the Revolver is terminated, the Term Loan B will immediately be due and payable in full on the date of termination of the Revolver.

       AMORTIZATION:                Payable in full on the Tender Facility
                                    Maturity Date.

       SUMMARY OF TERMS FOR TERM
       LOAN C

       MAXIMUM AMOUNT:              The lesser of (i)$38,000,000 and (ii) fifty
                                    percent (50%) of the market value (as set forth in Regulation U) of the Shares accepted and purchased on the Tender
                                    Facility Closing Date or on any date after the Tender Facility Closing Date on which
                                    Shares are validly tendered and accepted for payment prior to the expiration of the Tender Offer ("Term Loan C").

       TERM: The Tender Facility Maturity Date. If the Revolver is terminated, the Term Loan C will immediately be due and payable in full on the date of termination of the Revolver.

       AMORTIZATION:                Payable in full on the Tender Facility
                                    Maturity Date.

       TERMS OF GENERAL
       APPLICABILITY

       USE OF PROCEEDS:             The proceeds of the Term Loan B will be used
                                    solely to make a capital contribution to Acquisition Co. to enable Acquisition Co. to fund the purchase of the Shares of Elder-Beerman validly tendered and accepted for payment as of the Tender Facility
                                    Closing Date. The proceeds of the Term Loan
                                    C will be used solely to make a capital
                                    contribution to Acquisition Co. to enable
                                    Acquisition Co. to fund the purchase of the Shares of Elder-Beerman validly tendered and accepted for payment as of the Tender
                                    Facility Closing Date or validly tendered and accepted for payment after the Tender
                                    Facility Closing Date. Advances made on the

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                                    Tender Facility Closing Date under the
                                    Revolver will be used to refinance the
                                    indebtedness outstanding in respect of the Existing Credit Agreement, to make a capital contribution to Acquisition Co. to enable Acquisition Co. to fund the purchase of the Shares validly tendered and accepted for payment to the extent that the Term Loan B has been drawn in full and the Term Loan C has been drawn in the Maximum Amount thereof and to pay certain fees and expenses associated with the Tender Offer and the Tender Facility. Advances made after the Tender Facility Closing Date will be used for Borrowers' working capital purposes, permitted capital expenditures, and other general corporate purposes and to make capital contributions to Acquisition Co. to fund the purchase of Shares validly tendered and accepted for payment prior to the expiration of the Tender Offer (or during a subsequent offer period, if any).

       INTEREST:

           Rates: At Borrowers' option, all Revolver loans will bear interest at either (a) a floating rate equal to the Index Rate (to be defined) plus the Applicable Margin(s) (as defined below) or (b) absent a default, a fixed rate for periods of one, two or three months equal to the reserve adjusted London Interbank Offered Rate ("LIBOR Rate") plus the Applicable Margin(s).

                                    The interest rate for Term Loan B will be Index Rate plus 6.00%, per annum.

                                    The interest rate for Term Loan C will be Index Rate plus 10.00%, per annum.

           Payment Dates:           Interest will be payable monthly in arrears
                                    for Index Rate loans and at the expiration of each LIBOR period for LIBOR loans.

           Other Terms:             All interest will be calculated based on a
                                    360-day year and actual days elapsed. The
                                    Tender Facility documentation will contain
                                    (a) LIBOR breakage provisions and LIBOR
                                    borrowing mechanics, (b) LIBOR Rate
                                    definitions, and (c) an Index Rate
                                    definition which will equal the higher of the prime rate as reported by The Wall
                                    Street Journal or the overnight

                                    Federal funds rate plus 50 basis points.

       APPLICABLE MARGINS:          The following Applicable Margins (consisting
                                    of per annum rate margins) shall apply:

                                    Applicable Revolver Index Margin       1.00%
                                    Applicable Revolver LIBOR Margin       2.50%

       FEES: In addition to the fees payable to GE Capital as specified in the Fee Letter, the following fees will be payable under the Tender Facility documentation.

           Letter of Credit Fee:    For (a) trade letters of credit, a fee equal
                                    to the greater of (i) 1.50% per annum and
                                    (ii) 0.25% less than the Applicable Revolver
                                    LIBOR Margin, per annum and (b) other
                                    letters of credit, a fee equal to the
                                    Applicable Revolver LIBOR Margin per annum.
                                    In either case, the Letter of Credit Fee is calculated on the basis of a 360-day year and actual days elapsed on the face amount of such letters of credit under the Revolver, payable monthly in arrears, plus any costs and expenses incurred by Agent in arranging for the issuance or guaranty of letters of credit and any charges assessed by the issuing financial institution.

           Unused Facility Fee:     0.50% per annum (calculated on the basis of
                                    a 360-day year and actual days elapsed) on the average unused daily balance of the Revolver, payable monthly in arrears.

       DEFAULT RATES:               From and after the occurrence and during the
                                    continuance of a default, the interest rates applicable to all loans and the Letter of Credit Fee will be increased by 2% per annum over the interest rate or Letter of Credit
                                    Fee otherwise applicable and such interest and fees will be payable on demand.

       SECURITY/GUARANTORS:         To secure all obligations of Borrowers in
                                    connection with the Tender Facility, GE
                                    Capital, for itself and the other Lenders, would receive a fully perfected first priority security interest in all of the existing and after acquired real and personal, tangible and intangible assets of Borrowers and their respective subsidiaries
                                    (other than Elder-Beerman and its
                                    subsidiaries) including, without limitation, all cash, cash equivalents, bank accounts, accounts, other receivables, chattel paper, contract rights, inventory (wherever located), instruments, documents, securities
                                    (whether or not marketable), including the Shares accepted and purchased by Acquisition
                                    Co. (the "Margin Stock Collateral"),
                                    equipment, fixtures, real property
                                    interests, franchise rights, patents, trade names, trademarks, copyrights, intellectual property, general intangibles, investment property and all substitutions, accessions and proceeds of the foregoing (including insurance proceeds) (collectively, the
                                    "Collateral"), except for Designated Assets, as that term is defined in the existing
                                    Intercreditor Agreement dated April 1997 among GE Capital, The Bon-Ton Department
                                    Stores, Inc., The Bon-Ton Receivable
                                    Partnership and The First National Bank of
                                    Chicago (the "BT Intercreditor Agreement").

                                    All Collateral would be free and clear of other liens, claims and encumbrances, except permitted liens and encumbrances acceptable to GE Capital; it being understood that with respect to the Borrowers, liens and encumbrances (A) with respect to the New BT Securitization Documents and (B) otherwise permitted under the Existing Credit Agreement (other than in respect of the Existing Credit Agreement) are acceptable.

                                    Proceeds of the Margin Stock Collateral
                                    shall be used to pay the Term Loan C prior to the Revolver and the Term Loan B. Proceeds of Collateral, other than the Margin Stock Collateral, shall be applied to the loans in the following order: Revolver, the Term Loan B and then the Term Loan C. All obligations of Borrowers under the Tender Facility would be cross-defaulted to each other and to all other material indebtedness of Borrowers and any of their respective subsidiaries. All such obligations would be cross-collateralized and guaranteed by Parent, The Bon-Ton Corp. ("Holdings"), Bon-Ton, Lancaster,
                                    Acquisition Co. and certain subsidiaries of Borrowers including The Bon-Ton Trade Corp., and The Bon-Ton Giftco, Inc., but excluding Elder-Beerman and its subsidiaries.

                                    In addition, Agent shall receive a pledge of all of the issued and outstanding stock of the subsidiaries of Borrowers including The Bon-Ton Trade Corp. and The Bon-Ton Giftco, Inc.

                                    Agent is authorized to pre-file financing statements and other evidences of liens with respect to all of the Collateral, including "all-assets" filings, if applicable, naming Agent as secured party.

       COMMITMENT                   Borrowers may, from time to time, reduce the
       REDUCTIONS/OPTIONAL          Revolver commitment in amounts and at such
       PREPAYMENTS:                 times to be agreed. Neither the Term Loan B
                                    nor the Term Loan C may be voluntarily
                                    prepaid.


       MANDATORY PREPAYMENTS:       Borrowers shall make prepayments against
                                    principal in the following amounts: (a) all net proceeds of any sale or other disposition of any assets of Borrowers and any of their respective subsidiaries, if any, (other than (i) the sale of inventory in the ordinary course, (ii) the sale or other disposition of equipment, fixtures and real estate that are obsolete or no longer used or useful in the Borrowers' and their subsidiaries business, (iii) sales of
                                    Borrowers' private-label credit card
                                    receivables pursuant to the New BT
                                    Securitization Documents and (iv) other
                                    customary exceptions consistent with the
                                    Existing Credit Agreement), (b) subject to exceptions for repairs and replacements, all net insurance proceeds or other awards payable in connection with the loss, destruction or condemnation of any assets of either Borrower and its subsidiaries, if any and (c) 100% of the net proceeds from the sale or issuance of equity or debt securities.

       CONDITIONS PRECEDENT         The closing shall be subject to the
       TO CLOSING:                  conditions set forth on Schedule I.

       CONDITIONS PRECEDENT TO      The funding of each Advance (and the
       EACH ADVANCE OR  ISSUANCE    issuance of each Letter of Credit) under the
       OF LETTER OF CREDIT:         Tender Facility shall be subject to
                                    conditions precedent as follows:

                                    There shall exist no default or Event of Default (as defined below) under the Tender Facility documentation at the time of or after giving effect to the making of, the applicable Advances or Letters of Credit.

                                    The representations and warranties of
                                    Borrowers therein, including those regarding
                                    Material Adverse Change, shall be true and correct in all material respects immediately prior to, and after giving effect to, funding or issuance.

                                    No Advance (or issuance of any Letter of Credit) shall result in the outstanding principal amount of the Tender Facility exceeding the Availability.

       REPRESENTATIONS AND          The Tender Facility documentation will
       WARRANTIES:                  contain representations and warranties
                                    customary for transactions of this size and type and other representations and warranties deemed by Agent appropriate to the specific transaction (which will be applicable to Borrowers and their respective subsidiaries), including, without limitation, the following: corporate status of Borrowers and each of their respective subsidiaries; corporate powers;
                                    authorization and no conflict; financial statements and projections; governmental approvals and consents; obligations binding;
                                    use of proceeds and margin stock; Investment
                                    Company Act and PUHC Act of 1935; Material
                                    Adverse Change; litigation; ERISA; accuracy of financial statements and all other information provided in connection with the transactions contemplated hereby (including copies of all material documents and diligence information); no violation; title to properties and liens; licenses and permits; compliance with law; taxes and environmental matters; insurance; brokers;
                                    environmental matters; deposit accounts;
                                    government contracts; customer and trade relations; and solvency.

       FINANCIAL REPORTING:         The Tender Facility documentation will
                                    require Borrowers, on a monthly basis, to provide to Agent and Lenders internally prepared financial statements. Annually,
                                    Borrowers will be required to provide
                                    audited financial statements. All financial statements shall be prepared on a consolidated basis.

       OTHER REPORTING              The Tender Facility documentation will
       REQUIREMENTS:                require Borrowers to provide to Agent and
                                    Lenders borrowing base certificates weekly.
                                    Borrowers will be required to deliver a
                                    board approved operating plan for the
                                    subsequent year and all material
                                    communications and letters from Borrowers' auditors, including any "final" management letter, if any. In addition, Borrowers will provide, from time to time, such other information reasonably requested by Agent or Lenders.

       AFFIRMATIVE COVENANTS:       The Tender Facility documentation will
                                    contain affirmative covenants customary for transactions of this size and type and other covenants deemed by Agent appropriate to the specific transaction (which will be applicable to Borrowers and their respective subsidiaries), including, without limitation, the following: maintenance of existence and compliance with laws;
                                    compliance with and maintenance of licenses, permits, authorizations and material agreements; at Borrowers' expense, monitoring of all collateral to include weekly borrowing base certificates and periodic field exams and Appraisals on a schedule to be determined and upon the occurrence of a default or Event of Default;
                                    provision of access to properties, books and records and access to facilities, management and auditors; maintenance of insurance; use of proceeds; maintenance of properties;
                                    payment of all taxes and other obligations as and when due; environmental matters;
                                    further assurances; ERISA; environmental matters; and maintenance of a cash management system acceptable to Agent
                                    (including sweeps of cash receipts and
                                    repayments of the loans on a daily basis).

       FINANCIAL COVENANTS:         The Tender Facility documentation will
                                    contain minimum fixed charge coverage
                                    requirements, tested quarterly, of not less than 1.0 to 1.0 and maximum capital expenditures limitations. All definitions and levels of capital expenditures are to be agreed.

       NEGATIVE COVENANTS:          The Tender Facility documentation will
                                    contain negative covenants customary for transactions of this size and type and other covenants deemed by Agent appropriate to the specific transaction (which will be applicable to Borrowers and their respective subsidiaries) including, without limitation:

                                        -   restrictions on debt, guaranties and
                                            other contingent liabilities;

                                        -   restrictions on liens;

                                        -   restrictions on investments;

                                        -   restrictions on the sale, transfer
                                            or other disposition of assets of
                                            Borrowers and their respective
                                            subsidiaries other than in the
                                            ordinary course (subject to
                                            exceptions for sales of inventory in
                                            the ordinary course of business and
                                            sales and dispositions of obsolete
                                            assets no longer used or useful in
                                            the operations of their respective
                                            businesses);

                                        -   restrictions on mergers,
                                            consolidations and acquisitions of
                                            Borrowers and their respective
                                            subsidiaries;

                                        -   restrictions on dividends,
                                            distributions, redemptions and
                                            repurchases by Borrowers and their
                                            respective subsidiaries on or of the
                                            capital stock of Borrowers; it being
                                            understood that Borrowers may
                                            continue to pay dividends at the
                                            current annualized rate consistent
                                            with amounts previously paid;

                                        -   restrictions on payments in respect
                                            of other debt and payment of
                                            management fees to affiliates;

                                        -   prohibition on the prepayment of
                                            certain intercompany notes;

                                        -   restrictions on affiliate
                                            transactions;

                                        -   restrictions on changes in business
                                            or capital structure;

                                        -   restrictions on changes in fiscal
                                            year or accounting method;

                                        -   restrictions on amendments of
                                            constituent documents and material
                                            contracts that would have an adverse
                                            affect on Lenders;

                                        -   restrictions on speculative
                                            transactions;

                                        -   restrictions on other negative
                                            pledges and other restrictions on
                                            distributions applicable to
                                            Borrowers and their respective
                                            subsidiaries; and

                                        -   restrictions on sale leaseback or
                                            synthetic lease arrangements
                                            applicable to Borrowers and their
                                            respective subsidiaries.

       EVENTS OF DEFAULT:           The Tender Facility documentation will
                                    contain events of default customary for
                                    transactions of this size and type and other events of default deemed by Agent appropriate to the specific transaction
                                    (which would be applicable to Borrowers and their respective subsidiaries), including, without limitation: non-payment of principal, interest, or fees when due;
                                    non-payment of other amounts within ten (10) days of the date when due; breach of representation or warranty; breach of covenants (with certain covenants to be subject to a period of grace to be negotiated); certain enforcement proceedings; ERISA events; change of control; insolvency events; cross defaults to other material indebtedness of Borrowers and their respective subsidiaries and
                                    Borrowers' securitization facility; certain judgments; and invalidity of the loan documents.

       INDEMNIFICATION:             Borrowers shall indemnify and hold harmless,
                                    and provide limitations of liability to
                                    Agent, the Lead Arranger, Lenders, and each of their affiliates and each of their respective officers, directors, employees, agents, advisors, attorneys, and representatives, in connection with the
                                    Tender Facility, subject to customary
                                    limitations for gross negligence and willful misconduct.

       EXPENSES:                    Borrowers shall jointly and severally pay
                                    the expenses of Agent and the Lead Arranger including, without limitation, the reasonable fees and disbursements of counsel and third party appraisers, consultants and auditors advising Agent and the Lead
                                    Arranger, internally allocated charges and expenses relating to Agent's initial and ongoing borrowing base examinations, expenses in connection with periodic field audits, the monthly and other monitoring of assets, syndication, enforcement of rights, other miscellaneous disbursements, in connection with the preparation and negotiation of the Tender Facility and any amendments thereto, including the reasonable expenses of counsel, Weil, Gotshal & Manges
                                    LLP.

       ASSIGNMENTS AND              Assignments in minimum amounts to be
       PARTICIPATIONS:              determined (other than assignments to
                                    existing Lenders or their affiliates, for which there is no minimum) shall be permitted subject to the consent of Agent and the Issuing Bank. Participations (which shall permit voting only on matters requiring unanimous consent of Lenders) shall be permitted. Assignment fee of $3,500 shall be payable to Agent by the assigning
                                    Lender.

       REQUIRED LENDERS:            Lenders holding more than 50% of the
                                    outstanding commitments and/or exposure
                                    under the Tender Facility.

       AMENDMENTS:                  The Tender Facility documentation will
                                    contain amendment provisions customary for transactions of this size and type and others deemed by Agent appropriate to the specific transaction which may include voting by types of tranche and supermajority voting for certain types of amendments.

       GOVERNING LAW:               State of New York

       COUNSEL TO AGENT:            Weil, Gotshal & Manges LLP

                                   SCHEDULE I

                         CONDITIONS PRECEDENT TO CLOSING

The closing and the availability of the Tender Facility shall be conditioned upon the satisfaction of the following conditions precedent on or before November 5, 2003.

     1. The negotiation, execution and delivery of definitive documentation relating to the Tender Facility in form and substance satisfactory to Agent and Lenders. In addition, each of the Lenders shall have received such documents, instruments and opinions as are customary for transactions of this size and type (including, without limitation, organic documents, governmental certifications as to good standing and qualification, resolutions, officers' certificates and the like, in each case in form and substance satisfactory to Agent).

     2. The documents and materials filed publicly in connection with the Tender Offer (the "Offer Materials") and the Merger shall have been furnished to Agent and shall be in form and substance reasonably satisfactory to Agent.

     3. The Tender Offer shall have been, or shall be concurrently, consummated pursuant to the Offer Materials and the Merger Agreement, which shall be in form and substance reasonably satisfactory Agent; and no provision of the Tender Offer or the Merger Agreement shall have been amended, supplemented, waived or otherwise modified without the consent of Agent.

     4. The board of directors of Parent and Elder-Beerman shall have approved the Tender Offer and the Merger and such approval shall not have been withdrawn or qualified in a manner adverse to Parent, Acquisition Co. or Lenders.

     5. Acquisition Co. shall have acquired, concurrently with the making of the first loans under the Tender Facility, not fewer than the Minimum Shares, and there shall not have been any material change in the number of Shares outstanding from the 11,581,445 Shares outstanding on June 12, 2003 (net of treasury stock), options to purchase Shares outstanding from the 1,746,297 options to purchase Shares outstanding on June 12, 2003, or deferred shares outstanding from the 59,655 deferred shares outstanding on June 25, 2003.

     6. Agent and Lenders shall have received satisfactory opinions of special and local independent counsel to Borrowers, addressing such matters as Agent and Lenders shall reasonably request, including, without limitation, existence, good standing and foreign qualification; the due authorization, execution and enforceability of all Tender Facility documentation; no conflicts with organic documents, laws, regulations (including Regulations U and X of the Board of Governors of the Federal Reserve System) or material agreements; creation and perfection of liens; and no litigation.

                                     A-I-1

     7. To the extent required, each Lender shall have received form FR U-1 or Form FR G-3, as applicable, executed by Borrowers.

     8. All fees and expenses (including fees and expenses of counsel) required to be paid to Agent, the Lead Arranger and each of the Lenders on or before the Tender Facility Closing Date shall have been paid.

     9. There shall have occurred no material adverse change, individually or in the aggregate, in (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrowers taken as a whole, Elder-Beerman and its subsidiaries taken as a whole or the industry in which any Borrower or Elder-Beerman and their respective subsidiaries operates, in each case since May 3, 2003, (ii) the ability of Borrowers or any Guarantor to perform any of their respective obligations under the Tender Facility documentation,
          (iii) the ability of Agent and Lenders to enforce the Tender Facility documentation or (iv) the financial, capital or credit markets generally or in the market for issuances of syndicated loans which could, in the reasonable judgment of GECMG, reasonably be expected to materially impair the satisfactory syndication of the Tender Facility, the Target Facility or the Permanent Facility (any of the foregoing being a "Material Adverse Change").

     10. The consummation of the Transactions shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, any organic documents or any material agreement of Borrowers or any of their respective subsidiaries or Elder-Beerman or any of its subsidiaries (other than change of control provisions in material agreements representing indebtedness being paid in full on the date of such change of control) after giving effect to the Transactions.

     11. There shall be in effect no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions, nor shall any proceeding by any governmental entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Transactions, that makes the consummation of the Transactions illegal.

     12. All governmental and third party approvals necessary or, in the reasonable discretion of Agent, advisable in connection with the Transactions and the continuing operations of Borrowers and their respective subsidiaries and Elder-Beerman and its subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting or appeal periods shall have expired without any action being taken or known to be threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing thereof.

                                     A-I-2

     13. Agent shall have received the results of a recent UCC, tax and judgment lien searches in each relevant jurisdiction with respect to Borrowers and their respective subsidiaries and Elder-Beerman and its subsidiaries and such search shall reveal no liens on any of the assets of Borrowers or their respective subsidiaries or Elder-Beerman and its subsidiaries, except for liens that will be removed prior to the Tender Facility Closing Date.

     14. Agent shall be reasonably satisfied with the existing cash management system of Borrowers and their respective subsidiaries and Elder-Beerman and its subsidiaries; it being acknowledged that Agent is satisfied with the structure of the cash management system of the Borrowers on the date hereof with the institution of the cash sweep and repayment mechanics described in this Commitment Letter.

     15. All actions and filings necessary or, in the judgment of Agent, desirable to perfect the security interests in the Collateral shall have been taken or made (or arrangements reasonably satisfactory to Agent shall have been made with respect thereto), including, without limitation (i) full cash dominion by means of control or similar agreements in respect of all deposit and securities accounts of Borrowers and their respective subsidiaries, (ii) the filing of UCC financing statements in respect of Borrowers and their respective subsidiaries and (iii) the filing of mortgages and security agreements in respect of Borrowers, Elder-Beerman and their respective subsidiaries (and Agent shall have received satisfactory real property surveys, title commitments and title insurance policies with respect to real property (including such evidence of zoning and other legal compliance, certificates of occupancy, other permits and endorsements as Agent may reasonably require) in an amount and from an insurer acceptable to Agent).

     16. Agent and Lenders shall have received an update of the appraisal dated April 18, 2003 from GB Asset Advisors LLC of the Collateral comprised of inventory.

     17. Borrowers and their respective subsidiaries (including Elder-Beerman) shall have no outstanding indebtedness, liens or preferred equity after giving effect to the Tender Offer other than (i) in the case of Borrowers and their respective subsidiaries (other than Elder-Beerman), the indebtedness under and liens in respect of (A) the Tender Facility, (B) the New BT Securitization Documents and (C) indebtedness otherwise permitted under the Existing Credit Agreement (other than the Existing Credit Agreement) and (ii) in the case of Elder-Beerman and its subsidiaries the indebtedness under and liens in respect of (A) the Target Facility, (B) the Existing EB Securitization Documents, as amended by the EB Securitization Amendment and (C) such other indebtedness or liens in respect of capital leases, purchase money liens and real estate loans not required to be paid as a result of the Transactions and which are acceptable to Lenders. The Target Facility shall have been, or shall be concurrently, funded pursuant to definitive documentation which shall be in form and substance satisfactory to Agent.

                                     A-I-3

     18. The following shall have occurred: (i) the New Securitization Documents shall be in form and substance reasonably satisfactory to the Lenders and shall provide financing of not less than $250,000,000 pursuant to (A) the New BT Securitization Documents based on the receivables of Bon-Ton and its subsidiaries (including Elder-Beerman and its subsidiaries) or (B) $100,000,000 pursuant to a continuation of the facility covered by the Existing EB Securitization Documents and $150,000,00 based on the Existing BT Securitization Documents,
          (ii) the BT Intercreditor Agreement shall have been amended or replaced in form and substance satisfactory to the Lenders to reflect the New BT Securitization Documents and (iii) Agent, on behalf of the Lenders, shall have entered into an Intercreditor Agreement in form and substance satisfactory to the Lenders, in respect of the Existing EB Securitization Documents, as amended by the EB Securitization Amendment.

     19. Agent's review of and satisfaction with Borrowers' tax assumptions which, if not true, could have a Material Adverse Effect.

     20. The corporate and capital structure and ownership of Borrowers, Elder-Beerman and their respective subsidiaries after the Tender Offer and as contemplated by the Merger Agreement shall be reasonably satisfactory to Agent.

     21. The Lenders shall be satisfied that (a) there is no litigation or other proceeding with respect to the Acquisition or the other Transactions which is material and adverse to the interests of the Lenders or the Transactions, (b) there is no other litigation or proceeding deemed material by the Lenders and not heretofore disclosed to Agent and (c) there are no developments in any litigation or proceedings which, in the case of clauses (b) and (c), could reasonably be expected to have a Material Adverse Effect.

     22. Agent, the Lead Arranger and Lenders shall have been given ongoing access to the management, outside consultants, records, books of account, contracts, and properties of Borrowers and their respective subsidiaries (and, from and after the execution of the Merger Agreement, Elder-Beerman and its subsidiaries) and shall have received such financial, business, legal, and other information or documents regarding Borrowers, Elder-Beerman, and their respective subsidiaries, in each case as Agent, the Lead Arranger, Lenders and their respective counsel shall have requested.

     23. Borrowers (and, from and after the execution of the Merger Agreement, Elder-Beerman) shall have granted Agent access to and the right to inspect all reports, audits and other internal information of Borrowers, Elder-Beerman and their respective subsidiaries relating to environmental matters and Agent and Lenders shall be reasonably satisfied that Borrowers, Elder-Beerman and their respective subsidiaries are in compliance with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance. If, and to the extent requested by Agent, Borrowers will provide environmental

                                     A-I-4
          surveys or reviews in scope and form, by firms, and with results acceptable to Agent.

     24. Agent and Lenders shall be reasonably satisfied with the insurance protection for Borrowers, Elder-Beerman and their respective subsidiaries given the industry, size, risk and the collateral position (terms, underwriter, scope and coverage to be reasonably acceptable to Agent and Lenders including, without limitation, flood insurance as necessary, and non-renewal, cancellation and amendment riders to provide thirty (30) days advance notice to Agent (or shorter notice as may be reasonably acceptable to Agent) and Agent shall be named as loss payee with respect to the Collateral and additional insured, as the case may be, on the policies of Borrowers, Elder-Beerman and their respective subsidiaries.

     25. Borrowers (and, from and after the execution of the Merger Agreement, Elder-Beerman) shall provide to Agent and Lenders the following information:

          (i) receipt and review of the following financial statements: (A) within thirty (30) days after the end of each fiscal month, the reports required to be delivered pursuant to clause (a) of Annex E to the Existing Credit Agreement; and (B) within forty-five (45) days after the end of each fiscal quarter, the reports required to be delivered pursuant to clause (b) of Annex E to the Existing Credit Agreement;

          (ii) at least ten (10) business days prior to the Tender Facility Closing Date, projected consolidated income statements, balance sheets and statements of cash flow in the format utilized by Borrowers in the preparation of their respective financial statements set forth in their respective SEC filings prior to the date hereof and otherwise in form and substance satisfactory to Agent and Lenders for Borrowers and their respective subsidiaries; and

          (iii) the unaudited consolidated and consolidating balance sheet, income statement, statement of cash flows and availability projections of Borrowers and their subsidiaries as of February 1, 2003 after giving pro forma effect to the Transactions.

     26. All representations and warranties in the definitive Tender Facility documentation (including, without limitation, the material adverse change and litigation representations) shall be true and correct in all respects.

     27. No default or Event of Default under the definitive Tender Facility documentation shall exist at the time of, or after giving effect to the making of, the Advances or loans to be made or the Letters of Credit to be issued on the Tender Facility Closing Date.

     28. Agent shall be satisfied that Borrowers and their subsidiaries (other than Elder-Beerman and its subsidiaries), on a consolidated basis, are solvent after giving effect to the Tender Offer, the Transactions and the other transactions

                                     A-I-5
          contemplated hereby and shall have received a certificate from the CFO of Bon-Ton to such effect, in form and substance satisfactory to Agent.

     29. "Borrowing Availability" (as defined in the Existing Credit Agreement) less the aggregate amount of all fees, costs and expenses incurred in connection with the Transaction and payable on or about the Tender Facility Closing Date (excluding for purposes of this calculation the purchase price of the Shares and any severance costs) shall be not less than $50,000,000.

     30. Borrowers and Elder-Beerman shall have minimum excess availability under the Permanent Facility in the aggregate on the Tender Facility Closing Date (giving pro forma effect to the Transaction, with fees incurred in connection with the Transaction having been paid and with trade payables being paid currently, expenses and liabilities being paid in the ordinary course of business and without acceleration of sales and without deterioration of working capital and assuming the advance rates set forth in the Permanent Facility Term Sheet) of $50,000,000.

     31. No person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Bon-Ton, Acquisition Co. or their affiliates or any group of which any of them is a member, shall have acquired after the date of this Commitment Letter beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 10% or more of the outstanding Shares (other than any person or group which owns on the date of this Commitment Letter 10% or more of the outstanding Shares and has filed a schedule with the Securities and Exchange Commission reporting such ownership prior to the date of this Commitment Letter).

     32. There shall not have occurred any of the following which is material and adverse to the interests of the Lenders or the Transactions: (1) any general suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange or in the Nasdaq National Market System, for a period in excess of three hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (3) any limitation or proposed limitation (whether or not mandatory) by any United States governmental entity that has a material adverse effect generally on the extension of credit by banks or other financial institutions, (4) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or (5) in the case of any of the situations in clauses (1) through (4) of this paragraph existing at the time of the commencement of the Tender Offer, a material acceleration or worsening thereof.

                                     A-I-6

                                    EXHIBIT B

                                   $75,000,000

                         SENIOR SECURED TARGET FACILITY

                         Summary of Terms and Conditions

The following sets forth the terms and conditions for the Target Facility that will be available to Elder-Beerman in connection with the Tender Offer.

         AGENT:                              GE Capital

         LEAD ARRANGER:                      GECMG.

         BORROWER:                           Elder-Beerman ("Borrower").

         GUARANTORS:                         All of the direct and indirect
                                             subsidiaries of Borrower.

         LENDERS:                            GE Capital and other lenders
                                             acceptable to Agent.

         TARGET FACILITY AND                 A non-amortizing revolving credit
         MAXIMUM TARGET                      facility  in an aggregate principal
         REVOLVER AMOUNT:                    amount of up to $75,000,000 for
                                             revolving credit advances (each, an
                                             "Advance") to Borrower (including a
                                             letter of credit subfacility of up
                                             to $30,000,000). Letters of credit
                                             (each, a "Letter of Credit") will
                                             be issued under the Target Facility
                                             by GE Capital and/or one of its
                                             affiliates (each such issuer, an
                                             "Issuing Bank"), on terms
                                             acceptable to Agent, and will be
                                             guaranteed or otherwise backed by
                                             the Revolver Lenders. GE Capital's
                                             commitment under the Target
                                             Facility may also include a swing
                                             line subfacility of up to
                                             $10,000,000.

                                             Loans under the Target Facility
                                             will be available during the period
                                             commencing on the date on which
                                             Acquisition Co. accepts for payment
                                             the Minimum Shares in the Tender
                                             Offer (the "Target Facility Closing
                                             Date") and ending on the Target
                                             Facility Maturity Date (as defined
                                             below).

         TERM: The earliest of (a) the date of the Merger, (b) ninety (90) days after the Target Facility Closing Date and (c) January 30, 2004 (the date on which the loans are repayable, the "Target Facility Maturity
                                             Date").

         AVAILABILITY:                       The sum of up to the lesser of (a)
                                             75% of Borrower's eligible
                                             inventory valued at the lower of
                                             cost (FIFO) or market ("Book
                                             Value"), and (b) 85% of the net
                                             realizable liquidation value of
                                             Borrower's eligible inventory, less
                                             reserves established by Agent in
                                             its reasonable credit judgment, but
                                             not to exceed the Maximum Target
                                             Revolver Amount.

                                             Agent will retain the right from
                                             time to time to establish or modify
                                             advance rates, standards of
                                             eligibility and reserves against
                                             availability, in the exercise of
                                             Agent's reasonable credit judgment.

                                             In addition to any other reserves
                                             established by Agent, the following
                                             reserves shall be established
                                             against availability: (a) 35% of
                                             eligible trade letter of credit
                                             obligations and (b) 100% of the
                                             face amount of all other letters of
                                             credit outstanding.

         USE OF PROCEEDS:                    Loans made on Target Facility
                                             Closing Date will be used to
                                             refinance existing debt of
                                             Elder-Beerman and its subsidiaries.
                                             Loans made after the Target
                                             Facility Closing Date will be used
                                             for Borrower's working capital
                                             purposes, permitted capital
                                             expenditures, and other general
                                             corporate purposes.

         INTEREST:

                  Rates: At Borrower's option, all loans will bear interest at either (a) a floating rate equal to the Index Rate (to be defined) plus the Applicable Margin(s) (as defined below) or (b) absent a default, a fixed rate for periods of one, two or three months equal to the reserve adjusted London Interbank Offered Rate ("LIBOR Rate") plus the Applicable Margin(s).

                  Payment Dates:             Interest will be payable monthly in
                                             arrears for Index Rate loans and at
                                             the expiration of each LIBOR period
                                             for LIBOR loans.

                  Other Terms:               All interest will be calculated
                                             based on a 360 day year and actual
                                             days elapsed. The Target Facility
                                             documentation will contain (a)
                                             LIBOR breakage provisions and LIBOR
                                             borrowing mechanics, (b) LIBOR Rate
                                             definitions, and (c) an Index Rate
                                             definition which will equal the
                                             higher of the prime rate
                                             as reported by The Wall Street
                                             Journal or the overnight Federal
                                             funds rate plus 50 basis points.

         APPLICABLE MARGINS                  The following Applicable Margins
                                             (consisting of per annum rate
                                             margins) shall apply:

                                             Applicable Revolver Index Margin
                                             0.25%
                                             Applicable Revolver LIBOR Margin
                                             1.75%

         FEES: In addition to the fees payable to GE Capital as specified in the Fee Letter, the following fees will be payable under the Target Facility documentation.

                  Letter of Credit Fee:      For (a) trade letters of credit, a
                                             fee equal to the greater of (i)
                                             1.50% per annum and (ii) 0.25% less
                                             than the Applicable Revolver LIBOR
                                             Margin, per annum and (b) other
                                             letters of credit, a fee equal to
                                             the Applicable Revolver LIBOR
                                             Margin per annum. In either case,
                                             the Letter of Credit Fee is
                                             calculated on the basis of a
                                             360-day year and actual days
                                             elapsed on the face amount of such
                                             letters of credit under the Target
                                             Facility, payable monthly in
                                             arrears, plus any costs and
                                             expenses incurred by Agent in
                                             arranging for the issuance or
                                             guaranty of letters of credit and
                                             any charges assessed by the issuing
                                             financial institution.

                  Unused Facility Fee:       0.375% per annum (calculated on the
                                             basis of a 360-day year and actual
                                             days elapsed) on the average unused
                                             daily balance of the Revolver,
                                             payable monthly in arrears.

         DEFAULT RATES:                      From and after the occurrence and
                                             during the continuance of a
                                             default, the interest rates
                                             applicable to all loans and the
                                             letter of credit fee will be
                                             increased by 2% per annum over the
                                             interest rate or Letter of Credit
                                             Fee otherwise applicable and such
                                             interest and fees will be payable
                                             on demand.

         YIELD PROTECTION:                   The Target Facility documentation
                                             will contain customary yield
                                             protection provisions, including,
                                             without limitation, provisions
                                             relating to compliance with
                                             risk-based capital guidelines,
                                             increased costs, and payments free
                                             and clear of withholding taxes.

         SECURITY/GUARANTORS:                To secure all obligations of
                                             Borrower in connection with the
                                             Target Facility, GE Capital, for
                                             itself and the
                                             other Lenders, would receive a
                                             fully-perfected, first-priority
                                             security interest in all of the
                                             existing and after-acquired real
                                             and personal, tangible and
                                             intangible assets of Borrower and
                                             its subsidiaries including, without
                                             limitation, all cash, cash
                                             equivalents, bank accounts,
                                             accounts, other receivables,
                                             chattel paper, contract rights,
                                             inventory (wherever located),
                                             instruments, documents, securities
                                             (whether or not marketable),
                                             equipment, fixtures, real property
                                             interests, franchise rights,
                                             patents, trade names, trademarks,
                                             copyrights, intellectual property,
                                             general intangibles, investment
                                             property and all substitutions,
                                             accessions and proceeds of the
                                             foregoing (including insurance
                                             proceeds) (collectively, the
                                             "Collateral").

                                             All Collateral would be free and
                                             clear of other liens, claims and
                                             encumbrances, except permitted
                                             liens and encumbrances in respect
                                             of (A) the Existing EB
                                             Securitization Documents, as
                                             amended by the EB Securitization
                                             Amendment and (B) capital leases,
                                             purchase money liens and real
                                             estate loans not required to be
                                             paid as a result of the
                                             Transactions and which are
                                             acceptable to GE Capital.

                                             All obligations of the Borrower
                                             under the Target would be
                                             cross-defaulted to all other
                                             material indebtedness of Borrower
                                             and any of its subsidiaries. All
                                             such obligations would be
                                             cross-collateralized and guaranteed
                                             by the Guarantors.

                                             In addition, Agent would receive a
                                             pledge of all of the issued and
                                             outstanding stock of each direct
                                             and indirect subsidiary of
                                             Borrower.

                                             Agent would be authorized to
                                             pre-file financing statements and
                                             other evidences of liens with
                                             respect to all of the Collateral,
                                             including "all-assets" filings, if
                                             applicable, naming Agent as secured
                                             party.

         COMMITMENT REDUCTIONS/              Borrower may, from time to time,
         OPTIONAL PREPAYMENTS:               reduce the Target Facility
                                             commitment in amounts and at such
                                             times to be agreed.

         MANDATORY PREPAYMENTS:              Borrower shall make prepayments
                                             against principal in the following
                                             amounts: (a) all net proceeds of
                                             any sale or other disposition of
                                             any assets of Borrower and any
                                             of its subsidiaries, if any, (other
                                             than the sale of inventory in the
                                             ordinary course and other customary
                                             exceptions to be agreed), (b)
                                             subject to exceptions for repairs
                                             and replacements, all net insurance
                                             proceeds or other awards payable in
                                             connection with the loss,
                                             destruction or condemnation of any
                                             assets of Borrower and its
                                             subsidiaries, if any and (c) 100%
                                             of the net proceeds from the sale
                                             or issuance of equity or debt
                                             securities.

         CONDITIONS PRECEDENT                The closing shall be subject to the
         TO CLOSING:                         conditions set forth on Schedule I.

         CONDITIONS PRECEDENT TO             The funding of each Advance (and
         EACH ADVANCE ORISSUANCE OF          the issuance of each Letter of
         LETTER OF CREDIT:                   Credit) under the Target Facility
                                             shall be subject to conditions
                                             precedent as follows:

                                             There shall exist no default or
                                             Event of Default (as defined below)
                                             under the Target Facility
                                             documentation at the time of or
                                             after giving effect to the making
                                             or issuance of the appliable
                                             Advances or Letter of Credit.

                                             The representations and warranties
                                             of Borrower and each Guarantor
                                             therein, including those regarding
                                             Material Adverse Change, shall be
                                             true and correct in all material
                                             respects immediately prior to, and
                                             after giving effect to, funding or
                                             issuance.

                                             No Advance (or issuance of any
                                             Letter of Credit) shall result in
                                             the outstanding principal amount of
                                             the Target Facility exceeding the
                                             Availability.

         REPRESENTATIONS AND WARRANTIES:     The Target Facility documentation
                                             will contain representations and
                                             warranties customary for
                                             transactions of this size and type
                                             and other representations and
                                             warranties deemed by Agent
                                             appropriate to the specific
                                             transaction (which will be
                                             applicable to Borrower, the
                                             Guarantors and their respective
                                             subsidiaries), including, without
                                             limitation, the following:
                                             corporate status of Borrower and
                                             each of its subsidiaries; corporate
                                             powers; authorization and no
                                             conflict; financial statements and
                                             projections; governmental approvals
                                             and consents; obligations binding;
                                             use of proceeds and margin stock;
                                             Investment Company Act and PUHC Act
                                             of 1935; Material

                                             Adverse Change; litigation; ERISA;
                                             accuracy of financial statements
                                             and all other information provided
                                             in connection with the transactions
                                             contemplated hereby (including
                                             copies of all material documents
                                             and diligence information); no
                                             violation; title to properties and
                                             liens; licenses and permits;
                                             compliance with law; taxes and
                                             environmental matters; insurance;
                                             brokers; environmental matters;
                                             deposit accounts; government
                                             contracts; customer and trade
                                             relations; and solvency.

         FINANCIAL REPORTING:                The Target Facility documentation
                                             will require Borrower, on a monthly
                                             basis, to provide to Agent and
                                             Lenders internally prepared
                                             financial statements. Annually,
                                             Borrower will be required to
                                             provide audited financial
                                             statements. All financial
                                             statements shall be prepared on a
                                             consolidated basis.

         OTHER REPORTING REQUIREMENTS:       The Target Facility documentation
                                             will require Borrower to provide to
                                             Agent and Lenders borrowing base
                                             certificates monthly and more
                                             frequently if a default exists or
                                             if excess availability is less than
                                             an amount to be agreed. Borrower
                                             will be required to deliver a board
                                             approved operating plan for the
                                             subsequent year and all material
                                             communications and letters from
                                             Borrower's auditors, including any
                                             "final" management letters, if any.
                                             In addition, Borrower will provide,
                                             from time to time, such other
                                             information reasonably requested by
                                             Agent or Lenders.

         AFFIRMATIVE COVENANTS:              The Target Facility documentation
                                             will contain affirmative covenants
                                             customary for transactions of this
                                             size and type and other covenants
                                             deemed by Agent appropriate to the
                                             specific transaction (which will be
                                             applicable to Borrower, the
                                             Guarantors and their respective
                                             subsidiaries), including, without
                                             limitation, the following:
                                             maintenance of existence and
                                             compliance with laws; compliance
                                             with and maintenance of licenses,
                                             permits, authorizations and
                                             material agreements; at Borrower's
                                             expense, monitoring of all
                                             collateral to include monthly
                                             borrowing base certificates and
                                             periodic field exams and Appraisals
                                             on a schedule to be determined, in
                                             each case more frequently (i) upon
                                             the occurrence of a default or
                                             Event of Default and (ii) if excess
                                             availability is less than an amount
                                             to be determined; provision of
                                             access to properties, books and
                                             records and access to facilities,
                                             management and
                                             auditors; maintenance of insurance;
                                             use of proceeds; maintenance of
                                             properties; payment of all taxes
                                             and other obligations as and when
                                             due; environmental matters; further
                                             assurances; ERISA; environmental
                                             matters; and maintenance of a cash
                                             management system acceptable to
                                             Agent.

         FINANCIAL COVENANTS:                The Target Facility documentation
                                             will contain minimum fixed charge
                                             coverage requirements, tested
                                             quarterly, of not less than 1.0 to
                                             1.0; maximum capital expenditures
                                             limitations; and minimum excess
                                             availability required to be
                                             maintained at all times. All
                                             definitions and levels of capital
                                             expenditures are to be agreed.

         NEGATIVE COVENANTS:                 The Target Facility documentation
                                             will contain negative covenants
                                             customary for transactions of this
                                             size and type and other covenants
                                             deemed by Agent appropriate to the
                                             specific transaction (which will be
                                             applicable to Borrower, the
                                             Guarantors and their respective
                                             subsidiaries) including, without
                                             limitation:

                                                 -    restrictions on debt,
                                                      guaranties and other
                                                      contingent liabilities;

                                                 -    restrictions on liens;

                                                 -    restrictions
                                                      on investments;

                                                 -    restrictions on the sale,
                                                      transfer or other
                                                      disposition of assets of
                                                      Borrower and its
                                                      subsidiaries other than in
                                                      the ordinary course
                                                      (subject to exceptions for
                                                      sales of inventory in the
                                                      ordinary course business
                                                      and sales and dispositions
                                                      of obsolete assets no
                                                      longer used or useful in
                                                      the operations of their
                                                      respective businesses);

                                                 -    restrictions on mergers,
                                                      consolidations and
                                                      acquisitions of Borrower
                                                      and its subsidiaries;

                                                 -    restrictions on dividends,
                                                      distributions, redemptions
                                                      and repurchases by
                                                      Borrower and its
                                                      subsidiaries on or of the
                                                      capital stock of Borrower;

                                                 -    restrictions on payments
                                                      in respect of other debt
                                                      and payment of management
                                                      fees to affiliates;

                                                 -    prohibition on the
                                                      prepayment of certain
                                                      intercompany notes;

                                                 -    restrictions on affiliate
                                                      transactions;

                                                 -    restrictions on changes in
                                                      business or capital
                                                      structure;

                                                 -    restrictions on changes in
                                                      fiscal year or accounting
                                                      method;

                                                 -    restrictions on amendments
                                                      of constituent documents
                                                      and material contracts
                                                      that would have an adverse
                                                      affect on Lenders;

                                                 -    restrictions on
                                                      speculative transactions;

                                                 -    restrictions on other
                                                      negative pledges and other
                                                      restrictions on
                                                      distributions applicable
                                                      to Borrower and its
                                                      subsidiaries; and

                                                 -    restrictions on sale
                                                      leaseback or synthetic
                                                      lease arrangements
                                                      applicable to Borrower and
                                                      its subsidiaries.

         EVENTS OF DEFAULT:                  The Target Facility documentation
                                             will contain events of default
                                             customary for transactions of this
                                             size and type and other events of
                                             default deemed by Agent appropriate
                                             to the specific transaction (which
                                             would be applicable to Borrower and
                                             its Subsidiaries), including,
                                             without limitation: non-payment of
                                             principal, interest, or fees when
                                             due; non-payment of other amounts
                                             within ten (10) days of the date
                                             when due; breach of representation
                                             or warranty; breach of covenants
                                             (with certain covenants to be
                                             subject to a period of grace to be
                                             negotiated); certain enforcement
                                             proceedings; ERISA events; change
                                             of control; insolvency events;
                                             cross defaults to material
                                             indebtedness of Borrower and its
                                             subsidiaries; certain judgments;
                                             and invalidity of the loan
                                             documents.

         INDEMNIFICATION:                    Borrower and each Guarantor shall
                                             indemnify and hold harmless, and
                                             provide limitations of liability to
                                             Agent,
                                             the Lead Arranger, Lenders, and
                                             each of their affiliates and each
                                             of their respective officers,
                                             directors, employees, agents,
                                             advisors, attorneys, and
                                             representatives, in connection with
                                             the Target Facility, subject to
                                             customary limitations for gross
                                             negligence and willful misconduct.

         EXPENSES:                           Borrower and each Guarantor shall
                                             jointly and severally pay the
                                             expenses of Agent and the Lead
                                             Arranger including, without
                                             limitation, the reasonable fees and
                                             disbursements of counsel and third
                                             party appraisers, consultants and
                                             auditors advising Agent and the
                                             Lead Arranger, internally allocated
                                             charges and expenses relating to
                                             Agent's initial and ongoing
                                             borrowing base examinations,
                                             expenses in connection with
                                             periodic field audits, the monthly
                                             and other monitoring of assets,
                                             syndication, enforcement of rights,
                                             other miscellaneous disbursements,
                                             in connection with the preparation
                                             and negotiation of the Target
                                             Facility and any amendments
                                             thereto, including the reasonable
                                             expenses of counsel, Weil, Gotshal
                                             & Manges LLP.

         ASSIGNMENTS AND PARTICIPATIONS:     Assignments in minimum amounts to
                                             be determined (other than
                                             assignments to existing Lenders or
                                             their affiliates, for which there
                                             is no minimum) shall be permitted
                                             subject to the consent of Agent and
                                             the Issuing Bank. Participations
                                             (which shall permit voting only on
                                             matters requiring unanimous consent
                                             of Lenders) shall be permitted.
                                             Assignment fee of $3,500 shall be
                                             payable to Agent by the assigning
                                             Lender.

         REQUIRED LENDERS:                   Lenders holding more than 50% of
                                             the outstanding commitments and/or
                                             exposure under the Target Facility.

         AMENDMENTS:                         The Target Facility documentation
                                             will contain amendment provisions
                                             customary for transactions of this
                                             size and type and others deemed by
                                             Agent appropriate to the specific
                                             transaction which may include
                                             supermajority voting for certain
                                             types of amendments.

         GOVERNING LAW:                      State of New York

         COUNSEL TO AGENT:                   Weil, Gotshal & Manges LLP

                                   SCHEDULE I

                        CONDITIONS PRECEDENT TO CLOSING(1)

The closing and the availability of the Target Facility shall be conditioned upon the satisfaction of the following conditions precedent on or before November 5, 2003.

         1. The negotiation, execution and delivery of definitive documentation relating to the Target Facility in form and substance satisfactory to Agent and Lenders. In addition, each of the Lenders shall have received such documents, instruments and opinions as are customary for transactions of this size and type (including, without limitation, organic documents, governmental certifications as to good standing and qualification, resolutions, officers' certificates and the like, in each case in form and substance satisfactory to Agent).

         2. Agent and Lenders shall have received satisfactory opinions of special and local independent counsel to Borrower and the Guarantors, addressing such matters as Agent and Lenders shall reasonably request, including, without limitation, existence, good standing and foreign qualification; the due authorization, execution and enforceability of all Target Facility documentation; no conflicts with organic documents, laws, regulations (including Regulations U and X of the Board of Governors of the Federal Reserve System) or material agreements; creation and perfection of liens; and no litigation.

         3. All fees and expenses (including fees and expenses of counsel) required to be paid to Agent, the Lead Arranger and each of the Lenders on or before the Target Facility Closing Date shall have been paid.

         4. There shall have occurred no material adverse change, individually or in the aggregate, in (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower and its subsidiaries, taken as a whole, or the industry in which Borrower and its subsidiaries operate, in each case since May 3, 2003, (ii) the ability of Borrower or any Guarantors to perform any of their respective obligations under the Target Facility documentation, (iii) the ability of Agent and Lenders to enforce the Target Facility documentation or (iv) the financial, capital or credit markets generally or in the market for issuances of syndicated loans which could, in the reasonable judgment of GECMG, reasonably be expected to materially impair the satisfactory syndication of the Target Facility, the Tender Facility or the Permanent Facility (any of the foregoing being a "Material Adverse Change").

         5. All actions and filings necessary or, in the judgment of Agent, desirable to perfect the security interests in the Collateral shall have been taken or made (or arrangements reasonably satisfactory to Agent shall have been made with respect

------------

(1) Additional conditions precedent may be appropriate based upon the business and legal diligence of GE Capital and its counsel.

                                      B-I-1
                  thereto), including, without limitation (i) full cash dominion by means of control or similar agreements in respect of all deposit and securities accounts of Borrower and its subsidiaries, (ii) the filing of UCC financing statements in respect of Borrower and its subsidiaries and (iii) the filing of mortgages and security agreements in respect of the Borrower and its subsidiaries.

         6. Agent and Lenders shall have received written reports consistent with verbal reports of the appraisal from Great American Group in form and substance acceptable to Agent that reflects the orderly liquidation value of the Collateral comprised of inventory.

         7. The Lenders shall be satisfied that (a) there is no litigation or other proceeding with respect to the Acquisition or the other Transactions which is material and adverse to the interest of the Lenders or the Transactions, (b) there is no other litigation or proceeding deemed material by the Lenders and not heretofore disclosed to Agent and (c) there are no developments in any litigation or proceedings which, in the case of clauses (b) and (c), could reasonably be expected to have a Material Adverse Effect.

         8. All representations and warranties in the definitive Target Facility documentation (including, without limitation, the material adverse change and litigation representations) shall be true and correct in all respects.

         9. No default or Event of Default under the definitive Target Facility documentation shall exist at the time of, or after giving effect to the making of, the Advances to be made or the Letters of Credit to be issued on the Target Facility Closing Date.

         10. The loans shall have been made under the Tender Facility and all conditions to the effectiveness thereof set forth in Exhibit A shall have been satisfied concurrently therewith unless waived by Agent hereunder.

         11. Agent shall be satisfied that Borrower and its subsidiaries, on a consolidated basis, are solvent after giving effect to the Tender Offer, the Transactions and the other Transactions contemplated hereby and shall have received a certificate from the CFO of Borrower to such effect, in form and substance satisfactory to Agent..

         12. Borrower shall have minimum excess availability under the Target Facility in the aggregate on the Target Facility Closing Date (giving pro forma effect to the Transactions, with fees incurred in connection with the Transaction and payable on or about the Target Facility Closing Date having been paid and with trade payables being paid currently, expenses and liabilities being paid in the ordinary course of business and without acceleration of sales and without deterioration of working capital) of $25,000,000.

                                      B-I-2

                                    EXHIBIT C

                                  $325,000,000

                        SENIOR SECURED PERMANENT FACILITY

                         Summary of Terms and Conditions

The following sets forth the terms and conditions for the Permanent Facility that will be available to Bon-Ton, Lancaster and Elder-Beerman upon the consummation of the Merger.

         AGENT:                              GE Capital.

         LEAD ARRANGER:                      GECMG.

         BORROWERS:                          Bon-Ton, Lancaster and
                                             Elder-Beerman ("Borrowers").

         LENDERS:                            GE Capital and other lenders
                                             acceptable to Agent.

         SUMMARY OF TERMS FOR REVOLVER:

         MAXIMUM REVOLVER AMOUNT:            A non-amortizing revolving credit
                                             facility in an aggregate principal
                                             amount of up to $300,000,000 for
                                             revolving credit advances (each an
                                             "Advance") (including a letter of
                                             credit subfacility of up to
                                             $50,000,000) (the "Revolver").
                                             Letters of credit (each, a "Letter
                                             of Credit") will be issued by GE
                                             Capital and/or one of its
                                             affiliates (each such issuer, an
                                             "Issuing Bank"), on terms
                                             acceptable to Agent and Issuing
                                             Bank, and will be guaranteed or
                                             otherwise backed by the Revolver
                                             Lenders. GE Capital's Revolver
                                             commitment may also include a swing
                                             line subfacility of up to
                                             $25,000,000. Upon the Permanent
                                             Facility Closing Date (as defined
                                             below), all Letters of Credit
                                             issued under the Existing Credit
                                             Agreement or the Tender Facility
                                             and the Target Facility, as the
                                             case may be, will be deemed to be
                                             issued under the Permanent
                                             Facility.

                                             Loans under the Permanent Facility
                                             will be available during the period
                                             commencing on the date (in no event
                                             later than January 30, 2004) on
                                             which the Merger is consummated
                                             (the "Permanent Facility Closing
                                             Date") and ending on the Permanent
                                             Facility Maturity Date (as defined
                                             below).

         TERM: 48 months commencing on the Permanent Facility Closing Date (the last day of such period, the "Permanent Facility Maturity Date").

         AVAILABILITY:                       The sum of (a) up to the lesser of
                                             (i) 75% of such Borrowers' eligible
                                             inventory valued at the lower of
                                             cost (FIFO) or market ("Book
                                             Value"), and (ii) 85% of the net
                                             realizable liquidation value of
                                             such Borrowers' eligible inventory
                                             and (b) an amount equal to the
                                             lesser of (i) $15,000,000 and (ii)
                                             the sum of (x) 40% of the appraised
                                             orderly liquidation value of
                                             eligible fixtures, machinery and
                                             equipment of such Borrowers and (y)
                                             50% of the appraised fair market
                                             value of designated real
                                             properties, in each case, less
                                             reserves established by Agent in
                                             its reasonable credit judgment, but
                                             not to exceed the Maximum Revolver
                                             Amount. The Revolver availability
                                             shall be allocated among the
                                             Borrowers on the Permanent Facility
                                             Closing Date in an amount based on
                                             the appraisals of the inventory,
                                             fixed assets and designated real
                                             properties.

                                             Agent will retain the right from
                                             time to time to establish or modify
                                             advance rates, standards of
                                             eligibility and reserves against
                                             availability, in the exercise of
                                             Agent's reasonable credit judgment.

                                             In addition to any other reserves
                                             established by Agent, the following
                                             reserves shall be established
                                             against availability: (a) 35% of
                                             eligible trade letter of credit
                                             obligations; (b) 100% of the face
                                             amount of all other letters of
                                             credit outstanding; and (c) in the
                                             event the outstanding amount of the
                                             Term Loan B exceeds the lesser of
                                             (i) 7.5% of Borrowers' combined
                                             eligible inventory valued at Book
                                             Value and (ii) 7.5% of Borrowers'
                                             combined net realizable liquidation
                                             value of eligible inventory, the
                                             amount of such excess.

         SUMMARY OF TERMS FOR TERM LOAN B

         MAXIMUM AMOUNT:                     $25,000,000 to be advanced on the
                                             Permanent Facility Closing Date
                                             ("Term Loan B"). The Term Loan B
                                             shall be allocated among the
                                             Borrowers on the Permanent Facility
                                             Closing Date in an amount based on
                                             the appraisals of the inventory,
                                             fixed assets and designated real
                                             properties utilized in calculating
                                             the availability as of the
                                             Permanent Facility Closing Date.

         TERM: 48 months. If the Revolver is terminated, the Term Loan B will immediately be due and payable in full on the date of termination of the Revolver.

         AMORTIZATION:                       Payable in full on the Permanent
                                             Facility Maturity Date.

         TERMS OF GENERAL APPLICABILITY

         USE OF PROCEEDS:                    Loans made on the Permanent
                                             Facility Closing Date will be used
                                             to refinance the Tender Facility
                                             and the Target Facility (or, if the
                                             Short-Form Merger Threshold is
                                             obtained prior to the expiration of
                                             the Initial Offer Period, to make
                                             capital contributions to
                                             Acquisition Co. to fund the
                                             purchase of the Shares of
                                             Elder-Beerman validly tendered and
                                             accepted for payment as of the
                                             Permanent Facility Closing Date),
                                             to pay any other cash consideration
                                             required under the Merger Agreement
                                             and certain fees and expenses of
                                             the Transactions and to pay certain
                                             fees and expenses associated with
                                             the Permanent Facility. Loans made
                                             after the Permanent Facility
                                             Closing Date will be used for
                                             Borrowers' working capital
                                             purposes, permitted capital
                                             expenditures, and other general
                                             corporate purposes.

         INTEREST:

                  Rates: At Borrowers' option, all Revolver loans will bear interest at either
                                             (a) a floating rate equal to the
                                             Index Rate (to be defined) plus the
                                             Applicable Margin(s) (as defined
                                             below) or (b) absent a default, a
                                             fixed rate for periods of one, two
                                             or three months equal to the
                                             reserve adjusted London Interbank
                                             Offered Rate ("LIBOR Rate") plus
                                             the Applicable Margin(s).

                                             The interest rate for Term Loan B
                                             will be Index Rate plus 5.00% per
                                             annum.

                  Payment Dates:             Interest will be payable monthly in
                                             arrears for Index Rate loans and at
                                             the expiration of each LIBOR period
                                             for LIBOR loans.

                  Other Terms:               All interest will be calculated
                                             based on a 360-day year and actual
                                             days elapsed. The Permanent
                                             Facility documentation will contain
                                             (a) LIBOR breakage provisions and
                                             LIBOR borrowing mechanics, (b)
                                             LIBOR Rate definitions, and (c) an
                                             Index Rate definition which will
                                             equal the higher of the prime rate
                                             as reported by The Wall Street
                                             Journal or the overnight Federal
                                             funds rate plus 50 basis points.

         APPLICABLE MARGINS:                 The following Applicable Margins
                                             (consisting of per annum rate
                                             margins) shall apply until the
                                             Applicable Margins are adjusted as
                                             described below:

                                             Applicable Revolver
                                             Index Margin             0.25%
                                             Applicable Revolver LIBOR
                                             Margin                   1.75%

                                             Starting with the delivery to Agent
                                             of Borrowers' consolidated
                                             quarterly financial statements for
                                             the fiscal quarter ending closest
                                             to January 31, 2004, the Applicable
                                             Margins shall be subject to
                                             adjustment (up or down)
                                             prospectively, based on Borrowers'
                                             average excess availability for the
                                             preceding quarter most recently
                                             ended in accordance with a grid to
                                             be determined upon receipt of
                                             financial projections. The grid
                                             will allow for a 0.25% reduction
                                             and 0.50% increase in Applicable
                                             Margins. The definitive Permanent
                                             Facility documentation will contain
                                             provisions regarding the delivery
                                             of financial statements, and the
                                             timing and mechanics of subsequent
                                             prospective adjustments in
                                             Applicable Margins. If a default is
                                             continuing at the time that a
                                             reduction in Applicable Margins is
                                             to be implemented, that reduction
                                             will be deferred until the first
                                             month commencing after the cure or
                                             waiver thereof.

         FEES: In addition to the fees payable to GE Capital as specified in the Fee Letter, the following fees will be payable under the Permanent
                                             Facility documentation.

                  Letter of Credit Fee:      For (a) trade letters of credit, a
                                             fee equal to the greater of (i)
                                             1.50% per annum and (ii) 0.25% less
                                             than the Applicable Revolver LIBOR
                                             Margin, per annum and (b) other
                                             letters of credit, a fee equal to
                                             the Applicable Revolver LIBOR
                                             Margin per annum. In either case,
                                             the Letter of Credit Fee is
                                             calculated on the basis of a
                                             360-day year and actual days
                                             elapsed on the face amount of such
                                             letters of credit under the
                                             Revolver, payable monthly in
                                             arrears, plus any costs and
                                             expenses incurred by Agent in
                                             arranging for the issuance or
                                             guaranty of letters of credit and
                                             any charges assessed by the issuing
                                             financial institution.

                  Unused Facility Fee:       Initially 0.375% per annum
                                             (calculated on the basis of a
                                             360-day year and actual days
                                             elapsed) on the average unused
                                             daily balance of the Revolver,
                                             payable monthly in arrears subject
                                             to adjustments in accordance with a
                                             grid to be determined upon receipt
                                             of financial projections.

         DEFAULT RATES:                      From and after the occurrence and
                                             during the continuance of a
                                             default, the interest rates
                                             applicable to all loans and the
                                             Letter of Credit Fee will be
                                             increased by 2% per annum over the
                                             interest rate or Letter of Credit
                                             Fee otherwise applicable and such
                                             interest and fees will be payable
                                             on demand.

         SECURITY/GUARANTORS:                To secure all obligations of
                                             Borrowers in connection with the
                                             Permanent Facility, GE Capital, for
                                             itself and the other Lenders, would
                                             receive a fully perfected first
                                             priority security interest in all
                                             of the existing and after acquired
                                             real and personal, tangible and
                                             intangible assets of Borrowers and
                                             their respective subsidiaries
                                             including, without limitation, all
                                             cash, cash equivalents, bank
                                             accounts, accounts, other
                                             receivables, chattel paper,
                                             contract rights, inventory
                                             (wherever located), instruments,
                                             documents, securities (whether or
                                             not marketable), equipment,
                                             fixtures, real property interests,
                                             franchise rights, patents, trade
                                             names, trademarks, copyrights,
                                             intellectual property, general
                                             intangibles, investment property
                                             and all substitutions, accessions
                                             and proceeds of the foregoing
                                             (including insurance proceeds)
                                             (collectively, the "Collateral"),
                                             except for Designated Assets, as
                                             that term is defined in the BT
                                             Intercreditor Agreement (or any
                                             replacement intercreditor
                                             agreement), as amended to include
                                             The El-

                                             Bee Receivables Corporation in
                                             connection with the New
                                             Securitization Documents.

                                             All Collateral would be free and
                                             clear of other liens, claims and
                                             encumbrances, except permitted
                                             liens and encumbrances acceptable
                                             to GE Capital.

                                             Proceeds of Collateral shall be
                                             used to pay the Revolver prior to
                                             the Term Loan B. All obligations of
                                             Borrowers under the Permanent
                                             Facility would be cross-defaulted
                                             to each other and to all other
                                             material indebtedness of Borrowers
                                             and any of their respective
                                             subsidiaries. All such obligations
                                             would be cross-collateralized and
                                             guaranteed by Parent, Holdings,
                                             Bon-Ton, Lancaster, Elder-Beerman
                                             and certain subsidiaries of
                                             Borrowers including The Bon-Ton
                                             Trade Corp., The Bon-Ton Giftco,
                                             Inc., Elder-Beerman West Virginia,
                                             Inc., Elder-Beerman Holdings, Inc.,
                                             The Bee-Gee Shoe Corp.,
                                             Elder-Beerman Indiana, L.P., The
                                             El-Bee Chargit Corp. and
                                             Elder-Beerman Operations, LLC.

                                             In addition, Agent shall receive a
                                             pledge of all of the issued and
                                             outstanding stock of certain
                                             subsidiaries of Borrowers including
                                             the subsidiaries of Elder-Beerman,
                                             The Bon-Ton Trade Corp., and The
                                             Bon-Ton Giftco, Inc.

                                             Agent is authorized to pre-file
                                             financing statements and other
                                             evidences of liens with respect to
                                             all of the Collateral, including
                                             "all-assets" filings, if
                                             applicable, naming Agent as secured
                                             party.

         COMMITMENT REDUCTIONS/OPTIONAL      Borrowers may, from time to time,
         PREPAYMENTS:                        reduce the Revolver commitment in
                                             amounts and at such times to be
                                             agreed. Voluntary prepayments of
                                             the Term Loan B following the
                                             second anniversary will be upon
                                             terms and conditions to be agreed.

         MANDATORY PREPAYMENTS:              Borrowers shall make prepayments
                                             against principal in the following
                                             amounts: (a) all net proceeds of
                                             any sale or other disposition of
                                             any assets of Borrowers and any of
                                             their respective subsidiaries, if
                                             any, (other than (i) the sale of
                                             inventory in the ordinary course,
                                             (ii) the sale or other disposition
                                             of equipment, fixtures and real
                                             estate that are obsolete and no
                                             longer used or useful in the
                                             Borrowers' and their subsidiaries
                                             business, (iii) sales of

                                             Borrowers' private-label credit
                                             card receivables pursuant to the
                                             New Securitization Documents and
                                             (iv) other customary exceptions
                                             consistent with the Existing Credit
                                             Agreement), (b) subject to
                                             exceptions for repairs and
                                             replacements, all net insurance
                                             proceeds or other awards payable in
                                             connection with the loss,
                                             destruction or condemnation of any
                                             assets of either Borrower and its
                                             subsidiaries, if any and (c) 100%
                                             of the net proceeds from the sale
                                             or issuance of equity or debt
                                             securities.

         CONDITIONS PRECEDENT TO CLOSING:    The closing shall be subject to the
                                             conditions set forth on Schedule I.

         CONDITIONS PRECEDENT TO EACH        The funding of each Advance (and
         ADVANCE OR ISSUANCE OF              the issuance of each Letter of
         LETTER OF CREDIT:                   Credit) under the Permanent
                                             Facility shall be subject to
                                             conditions precedent as follows:

                                             There shall exist no default or
                                             Event of Default (as defined below)
                                             under the Permanent Facility
                                             documentation at the time or after
                                             giving effect to the making of or
                                             issuance of, the applicable
                                             Advances of Letters of Credit.

                                             The representations and warranties
                                             of Borrowers therein, including
                                             those regarding Material Adverse
                                             Change, shall be true and correct
                                             in all material respects
                                             immediately prior to, and after
                                             giving effect to, funding or
                                             issuance.

                                             No Advance (or issuance of any
                                             Letter of Credit) shall result in
                                             the outstanding principal amount of
                                             the Permanent Facility exceeding
                                             the Availability.

         REPRESENTATIONS AND WARRANTIES:     The Permanent Facility
                                             documentation will contain
                                             representations and warranties
                                             customary for transactions of this
                                             size and type and other
                                             representations and warranties
                                             deemed by Agent appropriate to the
                                             specific transaction (which will be
                                             applicable to Borrowers and their
                                             respective subsidiaries),
                                             including, without limitation, the
                                             following: corporate status of
                                             Borrowers and each of their
                                             respective subsidiaries; corporate
                                             powers; authorization and no
                                             conflict; financial statements and
                                             projections; governmental approvals
                                             and consents;

                                             obligations binding; use of
                                             proceeds and margin stock;
                                             Investment Company Act and PUHC Act
                                             of 1935; Material Adverse Change;
                                             litigation; ERISA; accuracy of
                                             financial statements and all other
                                             information provided in connection
                                             with the transactions contemplated
                                             hereby (including copies of all
                                             material documents and diligence
                                             information); no violation; title
                                             to properties and liens; licenses
                                             and permits; compliance with law;
                                             taxes and environmental matters;
                                             insurance; brokers; environmental
                                             matters; deposit accounts;
                                             government contracts; customer and
                                             trade relations; and solvency.

         FINANCIAL REPORTING:                The Permanent Facility
                                             documentation will require
                                             Borrowers, on a monthly basis, to
                                             provide to Agent and Lenders
                                             internally prepared financial
                                             statements. Annually, Borrowers
                                             will be required to provide audited
                                             consolidated and unaudited
                                             consolidating (for Bon-Ton and
                                             Elder-Beerman only) financial
                                             statements. All financial
                                             statements shall be prepared on a
                                             consolidated and consolidating
                                             basis.

         OTHER REPORTING REQUIREMENTS:       The Permanent Facility
                                             documentation will require
                                             Borrowers to provide to Agent and
                                             Lenders borrowing base certificates
                                             monthly and more frequently if a
                                             default exists or excess
                                             availability is less than an amount
                                             to be agreed. Borrowers will be
                                             required to deliver a board
                                             approved operating plan for the
                                             subsequent year and all material
                                             communications and letters from
                                             Borrowers' auditors, including any
                                             "final" management letters, if any.
                                             In addition, Borrowers will
                                             provide, from time to time, such
                                             other information reasonably
                                             requested by Agent

         AFFIRMATIVE COVENANTS:              The Permanent Facility
                                             documentation will contain
                                             affirmative covenants customary for
                                             transactions of this size and type
                                             and other covenants deemed by Agent
                                             appropriate to the specific
                                             transaction (which will be
                                             applicable to Borrowers and their
                                             respective subsidiaries),
                                             including, without limitation, the
                                             following: maintenance of existence
                                             and compliance with laws;
                                             compliance with and maintenance of
                                             licenses, permits, authorizations
                                             and material agreements; at
                                             Borrowers' expense, monitoring of
                                             all collateral to include monthly
                                             borrowing base certificates and
                                             field exams and Appraisals
                                             semi-annually, in each
                                             case more frequently (i) upon the
                                             occurrence of a default or Event of
                                             Default and (ii) if excess
                                             availability is less than an amount
                                             to be determined; provision of
                                             access to properties, books and
                                             records and access to facilities,
                                             management and auditors;
                                             maintenance of insurance; use of
                                             proceeds; maintenance of
                                             properties; payment of all taxes
                                             and other obligations as and when
                                             due; environmental matters; further
                                             assurances; ERISA; environmental
                                             matters; and maintain a cash
                                             management system acceptable to
                                             Agent.

         FINANCIAL COVENANTS:                The Permanent Facility
                                             documentation will contain minimum
                                             fixed charge coverage requirements,
                                             tested quarterly, of not less than
                                             1.0 to 1.0; maximum capital
                                             expenditures limitations, tested
                                             annually; and minimum excess
                                             availability of not less than
                                             $10,000,000 required to be
                                             maintained at all times. All
                                             definitions and levels of capital
                                             expenditures are to be agreed.

         NEGATIVE COVENANTS:                 The Permanent Facility
                                             documentation will contain negative
                                             covenants customary for
                                             transactions of this size and type
                                             and other covenants deemed by Agent
                                             appropriate to the specific
                                             transaction (which will be
                                             applicable to Borrowers and their
                                             respective subsidiaries) including,
                                             without limitation:

                                                 -    restrictions on debt,
                                                      guaranties and other
                                                      contingent liabilities;

                                                 -    restrictions on liens;

                                                 -    restrictions on
                                                      investments;

                                                 -    restrictions on the sale,
                                                      transfer or other
                                                      disposition of assets of
                                                      Borrowers and their
                                                      respective subsidiaries
                                                      other than in the ordinary
                                                      course (subject to
                                                      exceptions for sales of
                                                      inventory in the ordinary
                                                      course of business and
                                                      sales and dispositions of
                                                      obsolete assets no longer
                                                      used or useful in the
                                                      operations of their
                                                      respective businesses);

                                                 -    restrictions on mergers,
                                                      consolidations and
                                                      acquisitions of Borrowers
                                                      and their respective
                                                      subsidiaries;

                                                 -    restrictions on dividends,
                                                      distributions, redemptions
                                                      and repurchases by
                                                      Borrowers and their
                                                      respective subsidiaries on
                                                      or of the capital stock of
                                                      Borrowers;

                                                 -    restrictions on payments
                                                      in respect of other debt
                                                      and payment of management
                                                      fees to affiliates;

                                                 -    prohibition on the
                                                      prepayment of certain
                                                      intercompany notes;

                                                 -    restrictions on affiliate
                                                      transactions;

                                                 -    restrictions on changes in
                                                      business or capital
                                                      structure;

                                                 -    restrictions on changes in
                                                      fiscal year or accounting
                                                      method;

                                                 -    restrictions on amendments
                                                      of constituent documents
                                                      and material contracts
                                                      that would have an adverse
                                                      affect on Lenders;

                                                 -    restrictions on
                                                      speculative transactions;

                                                 -    restrictions on other
                                                      negative pledges and other
                                                      restrictions on
                                                      distributions applicable
                                                      to Borrowers and their
                                                      respective subsidiaries;
                                                      and

                                                 -    restrictions on sale
                                                      leaseback or synthetic
                                                      lease arrangements
                                                      applicable to Borrowers
                                                      and their respective
                                                      subsidiaries.

         EVENTS OF DEFAULT:                  The Permanent Facility
                                             documentation will contain events
                                             of default customary for
                                             transactions of this size and type
                                             and other events of default deemed
                                             by Agent appropriate to the
                                             specific transaction (which would
                                             be applicable to Borrowers and
                                             their respective subsidiaries),
                                             including, without limitation:
                                             non-payment of principal, interest,
                                             or fees when due; non-payment of
                                             other amounts within ten (10) days
                                             of the date when due; breach of
                                             representation or warranty; breach
                                             of covenants (with certain
                                             covenants to be subject to a period
                                             of grace to be negotiated); certain
                                             enforcement proceedings; ERISA
                                             events; change of control;
                                             insolvency events; cross defaults
                                             to other
                                             material indebtedness of Borrowers
                                             and their respective subsidiaries
                                             and Borrowers' securitization
                                             facility; certain judgments; and
                                             invalidity of the loan documents.

         INDEMNIFICATION:                    Borrowers shall indemnify and hold
                                             harmless, and provide limitations
                                             of liability to Agent, the Lead
                                             Arranger, Lenders, and each of
                                             their affiliates and each of their
                                             respective officers, directors,
                                             employees, agents, advisors,
                                             attorneys, and representatives, in
                                             connection with the Permanent
                                             Facility, subject to customary
                                             limitations for gross negligence
                                             and willful misconduct.

         EXPENSES:                           Borrowers shall jointly and
                                             severally pay the expenses of Agent
                                             and the Lead Arranger including,
                                             without limitation, the reasonable
                                             fees and disbursements of counsel
                                             and third party appraisers,
                                             consultants and auditors advising
                                             Agent and the Lead Arranger,
                                             internally allocated charges and
                                             expenses relating to Agent's
                                             initial and ongoing borrowing base
                                             examinations, expenses in
                                             connection with periodic field
                                             audits, the monthly and other
                                             monitoring of assets, syndication,
                                             enforcement of rights, other
                                             miscellaneous disbursements, in
                                             connection with the preparation and
                                             negotiation of the Permanent
                                             Facility and any amendments
                                             thereto, including the reasonable
                                             expenses of counsel, Weil, Gotshal
                                             & Manges LLP.

         ASSIGNMENTS AND PARTICIPATIONS:     Assignments in minimum amounts of
                                             $5,000,000 (other than assignments
                                             to existing Lenders or their
                                             affiliates, for which there is no
                                             minimum) shall be permitted subject
                                             to the consent of Agent and the
                                             Issuing Bank. Participations (which
                                             shall permit voting only on matters
                                             requiring unanimous consent of
                                             Lenders) shall be permitted.
                                             Assignment fee of $3,500 shall be
                                             payable to Agent by the assigning
                                             Lender.

         REQUIRED LENDERS:                   Lenders holding more than 50% of
                                             the outstanding commitments and/or
                                             exposure under the Permanent
                                             Facility.

         AMENDMENTS:                         The Permanent Facility
                                             documentation will contain
                                             amendment provisions customary for
                                             transactions of this size and type
                                             and others deemed by Agent
                                             appropriate to the specific
                                             transaction which may include
                                             voting by type of tranche and
                                             supermajority voting for certain
                                             types of amendments.

         GOVERNING LAW:                      State of New York

         COUNSEL TO AGENT:                   Weil, Gotshal & Manges LLP

                                   SCHEDULE I

                         CONDITIONS PRECEDENT TO CLOSING

The closing and the availability of the Permanent Facility shall be conditioned upon the satisfaction of the following conditions precedent on or before January 30, 2004:

If the Short Form Merger Threshold is obtained simultaneously with the purchase of the Minimum Shares and without any funding of the Tender Facility and the Target Facility prior to the expiration of the Initial Offer Period,

    1. The Merger shall have been consummated on the terms set forth on the Merger Agreement; and

    2. The conditions precedent set forth in Exhibit A shall apply to the Permanent Facility and the Permanent Facility Closing Date mutatis mutandis.

If the Short Form Merger Threshold is not obtained simultaneously with the purchase of the Minimum Shares, the following conditions precedent shall apply to the Permanent Facility:

    1. The negotiation, execution and delivery of definitive documentation relating to the Permanent Facility in form and substance satisfactory to Agent and Lenders. In addition, each of the Lenders shall have received such documents, instruments and opinions as are customary for transactions of this size and type (including, without limitation, organic documents, governmental certifications as to good standing and qualification, resolutions, officers' certificates and the like, in each case in form and substance satisfactory to Agent).

    2. The Merger shall have been consummated on the terms set forth in the Merger Agreement.

    3. Agent and Lenders shall have received satisfactory opinions of special and local independent counsel to Borrowers, addressing such matters as Agent and Lenders shall reasonably request, including, without limitation, existence, good standing and foreign qualification; the due authorization, execution and enforceability of all Permanent Facility documentation; no conflicts with organic documents, laws, regulations (including Regulations U and X of the Board of Governors of the Federal Reserve System) or material agreements; creation and perfection of liens; and no litigation.

    4. All fees and expenses (including fees and expenses of counsel) required to be paid to Agent, the Lead Arranger and each of the Lenders on or before the Permanent Facility Closing Date shall have been paid.

    5. There shall have occurred no material adverse change, individually or in the aggregate, in (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrowers taken as a whole, Elder-

                                     C-I-1

        Beerman and its subsidiaries taken as a whole or the industry in which any Borrower or Elder-Beerman and their respective subsidiaries operates, in each case since May 3, 2003, (ii) the ability of Borrowers or any Guarantor to perform any of their respective obligations under the Permanent Facility documentation, (iii) the ability of Agent and Lenders to enforce the Permanent Facility documentation or (iv) the financial, capital or credit markets generally or in the market for issuances of syndicated loans which could, in the reasonable judgment of GECMG, reasonably be expected to materially impair the satisfactory syndication of the Permanent Facility (any of the foregoing being a "Material Adverse Change").

    6. The consummation of the Transactions shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, any organic documents or any material agreement of Borrowers or any of their respective subsidiaries after giving effect to the Transactions.

    7. There shall be in effect no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions, nor shall any proceeding by any governmental entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Transactions, that makes the consummation of the Transactions illegal.

    8. All governmental and third party approvals necessary or, in the reasonable discretion of Agent, advisable in connection with the Transactions and the continuing operations of Borrowers and their respective subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting or appeal periods shall have expired without any action being taken or known to be threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing thereof.

    9. All actions and filings necessary or, in the judgment of Agent, desirable to perfect the security interests in the Collateral shall have been taken or made (or arrangements reasonably satisfactory to Agent shall have been made with respect thereto), including, without limitation (i) full cash dominion by means of control or similar agreements in respect of all deposit and securities accounts of Borrowers and their respective subsidiaries, (ii) the filing of UCC financing statements in respect of Borrowers and their respective subsidiaries and (iii) the filing of mortgages and security agreements in respect of Borrowers and their respective subsidiaries (and Agent shall have received satisfactory real property surveys, title commitments and title insurance policies with respect to such real property (including such evidence of zoning and other legal compliance, certificates of occupancy, other permits and endorsements as Agent may reasonably require) in an amount and from an insurer acceptable to Agent). To the extent requested by Agent, Borrowers shall use reasonable best efforts (it being understood "reasonable best efforts" shall not require Borrower to pay any

                                     C-I-2
        consent or waiver fee) to obtain landlord, mortgagee and bailee waivers and consignment or similar filings in form and substance acceptable to Agent.

    10. The Lenders shall be satisfied that (a) there is no litigation or other proceeding with respect to the Acquisition or the other Transactions which is material and adverse to the interest of the Lenders or the Transactions, (b) there is no other litigation or proceeding deemed material by the Lenders and not heretofore disclosed to Agent and (c) there are no developments in any litigation or proceedings which, in the case of clauses (b) and (c), could reasonably be expected to have a Material Adverse Effect.

    11. Agent, the Lead Arranger and Lenders shall have been given ongoing access to the management, outside consultants, records, books of account, contracts, and properties of Borrowers and their respective subsidiaries and shall have received such financial, business, legal, and other information or documents regarding Borrowers and their respective subsidiaries, in each case as Agent, the Lead Arranger, Lenders and their respective counsel shall have requested.

    12. All representations and warranties in the definitive Permanent Facility documentation (including, without limitation, the material adverse change and litigation representations) shall be true and correct in all respects.

    13. No default or Event of Default under the definitive Permanent Facility documentation shall exist at the time of, or after giving effect to the making of, the Advances to be made or the Letters of Credit to be issued on the Permanent Facility Closing Date.

    14. Agent shall be satisfied that Borrowers and their subsidiaries, on a consolidated basis, are solvent after giving effect to the Tender Offer, the Transactions and the other transactions contemplated hereby and shall have received a certificate from the CFO of Bon-Ton to such effect, in form and substance satisfactory to Agent.

    15. Borrowers shall have minimum excess availability under the Permanent Facility in the aggregate on the Permanent Facility Closing Date (giving pro forma effect to the Transactions, with fees incurred in connection with the Transaction having been paid and with trade payables being paid currently, expenses and liabilities being paid in the ordinary course of business and without acceleration of sales and without deterioration of working capital) of $50,000,000.

                                      C-I-3